EXHIBIT 2.1






                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN



                          SELAS CORPORATION OF AMERICA



                                       AND



                        SELAS HEAT TECHNOLOGY COMPANY LLC









                           DATED AS OF MARCH 31, 2005



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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is made and dated as of March 31, 2005 (the "Agreement"), by and between Selas Corporation of America, a Pennsylvania corporation ("Seller"), and Selas Heat Technology Company LLC, a Delaware limited liability company ("Buyer").

         BACKGROUND: Seller owns and operates a heat technology business based in Dresher, Pennsylvania that manufactures and sells original equipment and replacement gas-fired burners, air/gas mixers, flame arrestors and heat treat equipment (the "Business"), including all of the outstanding capital stock of Nippon Selas Co. Ltd., a Japanese company ("Nippon Selas"), and Selas Waermetechnik GmbH, a German company ("SW Selas"), representing all of the ownership interests of Nippon Selas and SW Selas (the "Interests").

         The parties desire that Seller sell and Buyer buy substantially all of Seller's assets used in the Business, including Nippon Selas and SW Selas, subject to the terms and conditions stated in this Agreement;

                  NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual agreements contained herein, Seller and Buyer agree as follows:

                                   ARTICLE I
                           SALE AND PURCHASE OF ASSETS

         1.1 Sale and Purchase. Subject to the terms and conditions contained herein, at the Closing provided for in Section 1.6 hereof (the "Closing"), Seller will sell, transfer, assign and convey to Buyer, and Buyer will purchase, acquire and accept from Seller free and clear of any encumbrance, lien or claim, all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located used by Seller in the Business including but not limited to the Specified Assets (as defined in Section 1.2) (the "Assets"), but not including the Excluded Assets (as defined in Section 1.3), and Buyer shall assume the Assumed Liabilities (as defined in Section 1.4).

         1.2 Specified Assets. "Specified Assets" means all of the following assets of Seller:

                  1.2.1 Accounts Receivable. All of Seller's rights to payment for goods sold, leased or licensed or for services rendered, whether billed or unbilled, and any other receivable or right to payment or claim related thereto of any nature whatsoever arising in connection with the Business, including but not limited to those items as set forth on Section
1.2.1. of the Disclosure Schedule ("Accounts Receivable").

                  1.2.2 Tangible Assets. All of Seller's trade fixtures, production equipment, information technology equipment, software and office equipment used in the Business including such items located at the premises occupied by the Seller at 2034 S. Limekiln Pike, Upper Dublin, Pennsylvania, USA (the "Dresher Property") or any premises occupied by Nippon Selas or SW Selas, including but not limited to those items as set forth on Section 1.2.2. of the

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Disclosure Schedule ("Tangible Assets"). The Tangible Assets being acquired by
Buyer shall also include any claim Seller had, has or may have pursuant to any warranty, claim for refund or other right related to any Tangible Asset.

                  1.2.3 Inventory. All of Seller's raw materials, supplies, work in process, finished goods, office supplies, parts, and other inventory of any nature whatsoever used in the Business, including but not limited to those items as set forth on Section 1.2.3. of the Disclosure Schedule ("Inventory"). The Inventory being acquired by Buyer shall also include any claim Seller had, has or may have pursuant to any warranty, claim for refund or other right related to any Inventory.

                  1.2.4 Contracts. All of Seller's rights under the contracts, agreements, licenses, leases, notes, guarantees and other instruments, arising in connection with the Business, including but not limited to those items as set forth on Section 1.2.4. of the Disclosure Schedule, and including any claims of any nature that Seller had, has or may have against third-parties related thereto (collectively, "Assigned Contracts").

                  1.2.5 Intangibles. All of Seller's rights in and to the tradename Selas Corporation of America and the other names, service marks, trademarks, tradenames, logos, slogans, patents, copyrights, trade secrets and similar intangible assets used in the Business (including any registrations or applications therefor), including but not limited to those items as set forth on
Section 1.2.5. of the Disclosure Schedule, and including any claims of any nature that Seller had, has or may have against third-parties related thereto. ("Intangibles").

                  1.2.6 Interests. All of Seller's Interests in Nippon Selas and SW Selas.

                  1.2.7 Records and Goodwill. All of Seller's books and records arising in connection with the Business, all of Seller's rights in drawings, plans and specifications related to the Business, customer and prospect lists, information, files and records, correspondence, data, and other information pertaining to the Business, whether recorded on paper, computer tapes or disks, or other media of any nature, all of Seller's rights in and to all advertising, promotional and marketing materials for the Business, all telephone numbers and telephone listings and websites used by Seller with respect to the Business (all of which telephone numbers and websites are listed on Section 1.2.7 of the Disclosure Schedule), all of Seller's rights to solicit, sell to, and do business with all of Seller's customers and suppliers and all of Seller's goodwill with respect to the Business.

                  1.2.8 Prepaid Expenses. All of Seller's prepaid expenses with respect to the Business and any claim or right appurtenant thereto, including but not limited to those as set forth on Section 1.2.8 of the Disclosure Schedule ("Prepaid Expenses"). Section 1.2.8 of the Disclosure Schedule shall include a list of any Prepaid Expenses that are not transferable describing the reason therefor. Any such nontransferable prepaid expenses set forth in Section 1.2.8 to the Disclosure Schedule shall not be included in the definition of Prepaid Expenses.

         1.3 Excluded Assets. Anything in Section 1.2 to the contrary notwithstanding, the Assets do not include: (a) Seller's cash and cash equivalents (on hand, in the bank or invested)

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other than cash and cash equivalents of Nippon Selas and SW Selas in an amount up to $600,000, (b) deposits (however held) (c) any nontransferable prepaid expenses, premiums or other amounts described as such on Section 1.2.8 of the Disclosure Schedule, (d) any of Seller's claims, causes of actions, rights to refunds and other legal rights and remedies, whether or not known at the Closing Date (as hereinafter defined), related to Seller's ownership of the Assets and/or operation of the Business, other than as referenced in Section 1.2 as being included in the Specific Assets, (e) any Accounts Receivable to the extent that they have been collected, or any finished goods in Inventory that have been sold, transferred, or otherwise disposed of, as applicable, since the date of the applicable schedule in the ordinary course of business consistent with Seller's past practice, (f) any insurance policy, (g) Seller's corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation, (h) the capital stock or other equity interest in any subsidiary of the Seller or any other entity other than Nippon Selas or Selas SW, and (i) any of the rights of Seller under this Agreement, the Guaranty (as defined in Section 7.2(h)) (or under any side agreement between Seller on the one hand and Buyer and/or Parent (as defined in Section 7.2(h)) on the other hand entered into on or after the date of this Agreement) or any Material Contracts (as defined in Section 3.17) other than the Assigned Contracts.

         1.4 Assumed Liabilities. "Assumed Liabilities" means (a) all liabilities and obligations of Seller under the Assigned Contracts excluding any monetary damages arising from Seller's failure to timely perform any Assigned Contract prior to the Closing Date, (b) all accounts payable with respect to the Business that arise from bona fide transactions in the ordinary course of business consistent with Seller's past practice in such amounts as set forth on the December 31, 2004 Balance Sheet as updated and finalized on the Closing Balance Sheet as finally determined pursuant to Section 2.2.3 hereof, (c) all accrued liabilities as described and in such amounts as set forth on the December 31, 2004 Balance Sheet as updated and finalized on the Closing Balance Sheet as finally determined pursuant to Section 2.2.3 hereof, (d) all customer advance payments and guaranteed obligations with respect to the Assigned Contracts as described and in such amounts as set forth on the December 31, 2004 Balance Sheet as updated and finalized on the Closing Balance Sheet as finally determined pursuant to Section 2.2.3 hereof, (e) any other liabilities and obligations in such amounts as set forth on the Closing Balance Sheet as finally determined pursuant to Section 2.2.3 hereof, (f) except as provided in Section 5.7(e), the obligations and liabilities of the Seller under the Assumed Plans (as defined in Section 5.7(e)) and (g) accrued but unpaid salary, vacation, holiday and sick pay as of the Closing Date payable to employees of Seller who are hired by Buyer and to employees of Nippon Selas and SW Selas in such amounts as set forth on the Closing Balance Sheet as finally determined pursuant to
Section 2.2.3 hereof.

         1.5 No Other Liabilities. Buyer does not assume, and does not purchase the Assets subject to, any debts, liabilities or obligations of Seller of any nature, known or unknown, fixed or contingent, except the Assumed Liabilities. All liabilities of Seller, unless and to the extent expressly included as an Assumed Liability according to the terms of Section 1.4, shall be retained, paid, performed and discharged solely by Seller. Further, the parties agree that, unless

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and to the extent assumed by Buyer as an Assumed Liability according to the terms of Section 1.4, it is their intention that neither party shall assume any liability of the other party by virtue of any theory of transferee or successor liability such as "de facto merger," "continuity of enterprise", the "product line exception" or other similar principles of law.

         1.6 Closing. The Closing of the transactions contemplated by this Agreement shall take place on March 31, 2005 at the offices of Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania, or on such other date and at such other time or place as the parties may agree. The date of the Closing is referred to herein as the "Closing Date". The Closing shall be effective as of 5:00 p.m. Eastern Time on March 31, 2005.

                                   ARTICLE II
                            CONSIDERATION FOR ASSETS

         2.1 Purchase Price. The total purchase price payable by Buyer to Seller at Closing for the Assets is $3,671,000 (the "Cash Purchase Price"), subject to adjustment as provided in Section 2.2, plus the assumption by Buyer of the Assumed Liabilities ("Purchase Price"). Subject to the conditions set forth in this Agreement, the Cash Purchase Price shall be paid by Buyer to Seller at Closing as follows (i) $2,771,000 shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller, and
(ii) $900,000 shall be paid by Buyer's subordinated promissory note substantially as set forth in Exhibit 1.3 (the "Promissory Note").

         2.2 Net Total Assets Adjustment. In the event that the Net Total Assets (as defined in Section 2.2.1) as of the Closing Date (the "Closing Net Total Assets") is less than $2,430,000 (the "Target Net Total Assets"), the Purchase Price shall be reduced by the amount by which the Target Net Total Assets exceeds the Closing Net Total Assets. In the event that the Closing Net Total Assets is more than the Target Net Total Assets, the Purchase Price shall be increased by the amount by which the Closing Net Total Assets exceeds the Target Net Total Assets. The adjustment to the Purchase Price effected by this
Section is referred to as the "Purchase Price Adjustment."

                  2.2.1 Net Total Assets. For purposes of this Agreement, the term "Net Total Assets" shall mean the difference between the book value of the Assets acquired by Buyer less the book value of the Assumed Liabilities assumed by Buyer, in each case determined in accordance with United States generally accepted accounting principles consistently applied ("GAAP") and the Seller's historical accounting practices consistently applied. Set forth in Section 3.6 of the Disclosure Schedule is Seller's unaudited balance sheet for the Business as of December 31, 2004 (the "December 31, 2004 Balance Sheet"), which shall be used as an example of the method of calculation and the categories that shall be used in the determination of the Closing Net Total Assets. For purposes of determining the book value of Assets and Assumed Liabilities, the following shall apply:

                           (a)      Unless otherwise provided, book values of
the Business, Nippon Selas and Selas SW shall be determined as of the Closing Date;

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                           (b)      The book value of the Accounts Receivable
included within the Assets shall include a reasonable reserve for doubtful accounts;

                           (c)      The book value of the Inventory included
within the Assets shall be based on the value as reported on the December 31, 2004 Balance Sheet, as adjusted by purchases and sales of such Inventory in the ordinary course of business of Seller since such date as reported in the Seller's books and net of reserves for obsolete Inventory recorded since such date on a monthly basis in accordance with past practices;

                           (d)      The book value of the Intangibles included
within the Assets shall be as set forth in the November 30, 2004 Balance Sheet attached to the Letter of Intent (as defined in Section 10.9);

                           (e)      The book value of the Pre-Paid Expenses
included within the Assets shall be the actual amount paid by Seller in the ordinary course of business of the Seller as reported in the Seller's books and records but only to the extent the benefits of those prepaid expenses inure to Buyer's benefit following Closing;

                           (f)      The book value of the liabilities under the
Defined Benefit Pension Plans (as defined in Section 5.7(e)) shall be deemed to be $1,529,000 regardless of the actual liabilities thereunder;

                           (g)      [intentionally omitted];

                           (h)      The book value of the Interests shall be
equal to the net worth of Nippon Selas and Selas SW as of the Closing Date;

                           (i)      The book value of the liabilities for the
accounts payable included within the Assumed Liabilities pursuant to Section 1.4(b) shall be as set forth on the December 31, 2004 Balance Sheet as updated to reflect accounts payable incurred or paid by Seller in the ordinary course of business since the date thereof;

                           (j)      The book value of the liabilities for
customer advance payments and deposits and guaranteed obligations included within the Assumed Liabilities pursuant to Section 1.4(d) shall be as set forth on the December 31, 2004 Balance Sheet as updated to reflect any actual amounts paid, incurred or guaranteed in the ordinary course of business of Seller since the date thereof;

                           (k)      The book value of the liabilities for
accrued liabilities included within the Assumed Liabilities pursuant to Section 1.4(c) shall be as set forth on the December 31, 2004 Balance Sheet as updated to reflect any accrued liabilities incurred or paid by Seller in the ordinary course of business since the date thereof;

                           (l)      The book value of the liabilities relating
to warranty liabilities and Assigned Contracts that are included in the Assumed Liabilities pursuant to Section 1.4(a) shall be as set forth on the December 31, 2004 Balance Sheet as updated to reflect any such liabilities

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incurred, paid or remedied by Seller in the ordinary course of business since the date thereof, except as specifically provided in Section 2.2.1(l) of the Disclosure Schedule.
                  2.2.2 Determination. Within forty-five (45) days after the Closing Date, Seller shall prepare a balance sheet as of the Closing Date or another date agreed on by Buyer and Seller (the "Closing Balance Sheet"). The Closing Balance Sheet: (i) shall contain line items substantially consistent with the line items in December 31, 2004 Balance Sheet, (ii) shall be prepared in accordance with Section 2.2.1 and otherwise in accordance with GAAP and the Seller's historical accounting practices, consistently applied as reflected in the December 31, 2004 Balance Sheet, (iii) shall be accompanied by a certificate of the chief financial officer of the Seller certifying to the effect of clause
(ii) above and a calculation of the Closing Net Total Assets and the Purchase Price Adjustment certified by the Seller's chief financial officer (the "Net Total Assets Certificate"). The Net Total Assets Certificate shall provide in reasonable detail each of the totals and categories by which the determination of the Closing Net Total Assets was made.

                  2.2.3 Right to Object. Seller shall make available to Buyer all work papers and other materials as Buyer may reasonably require for Buyer's review of the proposed Closing Balance Sheet. If Buyer has any objections to the calculation of the Closing Balance Sheet, Closing Net Total Assets or the Purchase Price Adjustment, Buyer shall deliver to Seller within thirty (30) days after receiving the Net Total Assets Certificate a detailed written statement describing such objections. Buyer and Seller will negotiate in good faith in an effort to resolve such objections between themselves. If the parties are unable to finally resolve such objections within thirty (30) days after Seller has received the statement of objections, Buyer and Seller will select a mutually acceptable, independent accounting firm (the "Accountant") to resolve any remaining objections and/or, if mutually agreed to by Buyer and Seller, conduct an audit of the Closing Net Total Assets as of the Closing Date. If Buyer and Seller cannot agree on the choice of an accounting firm, they will select by lot a nationally recognized accounting firm, other than any independent accounting firm regularly engaged or then engaged by Buyer or Seller, or any of their affiliates, to perform their respective audits or for tax or other services. The Accountant shall be jointly instructed by Buyer and Seller to finally determine the amount(s) in dispute. The Accountant shall deliver to each of Buyer and Seller its determination within thirty (30) days after receiving the joint instructions of Buyer and Seller, and the determination of the Accountant will be set forth in writing and will be conclusive and binding upon the parties. The fees and expenses of the Accountant shall be borne by Seller and Buyer equally. The date upon which the Closing Balance Sheet, Closing Net Total Assets and Purchase Price Adjustment becomes final and binding (either by Buyer's failure to so deliver an objection notice, or agreement of Buyer and Seller, or final determination of the Accountant) shall be the "Final Settlement Date."

                  2.2.4 Payment of Purchase Price Adjustment. Any Purchase Price Adjustment shall be payable to Buyer or Seller, as applicable, within ten
(10) business days after the Final Settlement Date by wire transfer of immediately available funds to an account designated by the recipient provided, however, that, in lieu of paying any Purchase Price Adjustment payable by Seller, Seller shall have the right to set-off any Purchase Price Adjustment up to $100,000 payable by Seller to Buyer by reducing the principal amount due under the Promissory Note in an amount equal to the Purchase Price Adjustment (but not more than $100,000), beginning with the

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first installment of principal due thereunder and continuing with the next installment in the order of their maturity, and any Purchase Price Adjustment in excess of $100,000 shall be paid by Seller to Buyer as set forth above.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Nippon Selas is a company duly organized, validly existing and in good standing under the laws of Japan. SW Selas is a company duly organized, validly existing and in good standing under the laws of Germany. Each of Seller, Nippon Selas and SW Selas has all requisite corporate and other power and corporate authority to own, lease and operate its properties and to carry on its operations as now being conducted. Neither Nippon Selas nor SW Selas has any direct or indirect subsidiaries or otherwise owns any security in any entity. Each of Seller, Nippon Selas and SW Selas is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by Seller, Nippon Selas or SW Selas, or the nature of the business conducted by Seller, Nippon Selas or SW Selas makes such qualification necessary, except in any such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect (as herein defined). Seller has previously made available to Buyer complete and correct copies of the certificates of incorporation, by-laws or other organizational documents of Seller, Nippon Selas and SW Selas (in each case an entity's "Governing Documents"), as currently in effect. A "Material Adverse Effect" shall mean a material adverse effect on the assets, results of operations or financial condition of the Business taken as a whole, other than matters (a) relating to generally applicable economic conditions, or to the industry of the Business in general, (b) resulting from the announcement of this Agreement or the announcement of the transactions contemplated by this Agreement, (c) resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (d) resulting from Buyer's negotiation of a new collective bargaining agreement with the Local Union 1191 (UAW) and International Union, United Automobile, Aerospace and Agricultural Implement Workers of American, UAW ("Union"). Seller has previously made available to Buyer complete and correct copies of all stock records and minute books of Nippon Selas and SW Selas, which stock records and minute books, to Seller's knowledge, contain accurate and complete records in all material respects of all security holders and all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of such entities at which any material action was taken. At the Closing, all of those books and records will be in the possession of Nippon Selas and SW Selas as applicable.

         3.2 Authorization. Seller has the capacity to execute and deliver this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller, has been duly authorized by all necessary corporate action by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms. Each of the other agreements, documents and instruments to be executed and delivered

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by Seller pursuant hereto, when executed and delivered, will have been duly authorized by all necessary action by Seller's shareholders and/or board of directors and will constitute, a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         3.3 Interests. Set forth in Section 3.3 of the Disclosure Schedule is the type and number of authorized securities of Nippon Selas and SW Selas, and the total number of such securities of each type that are issued and outstanding (the "Interests"). All of the Interests are validly issued, fully paid and non-assessable and free of preemptive rights. There are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of either of the Nippon Selas or SW Selas, nor are there any subscriptions, warrants, options, rights or other arrangements or commitments (other than this Agreement) which could obligate the either of Nippon Selas or SW Selas to issue or Seller to sell any of equity securities of either of Nippon Selas or SW Selas.

         3.4 Ownership of the Interests. Seller is the record and beneficial owner of the Interests, which comprise all of the issued and outstanding shares of all classes of capital stock of Nippon Selas and SW Selas. Except as set forth in Section 3.4 of the Disclosure Schedule, Seller has good title to the Interests, free and clear of all liens, claims, options, security interests, restrictions, voting agreements, "adverse claim" (within the meaning of Section 8-102 of the Uniform Commercial Code) or any other encumbrance, both known and unknown, other than restrictions arising solely under United States federal and state securities laws. Seller will transfer to the Buyer at Closing, good title to the Interests, free and clear of all liens, claims, options, security interests, restrictions, voting agreements or any other encumbrance, both known and unknown, other than restrictions solely arising under United States federal and state securities laws or other encumbrances.

         3.5      Consents and Approvals: No Violations. Except as set forth in
Section 3.5 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the related agreements and the consummation of the transactions contemplated by them: (a) do not and will not violate provisions of law applicable to Seller, Nippon Selas, SW Selas; (b) do not and will not conflict with, result in the breach or termination of any provision of or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) the certificate of incorporation, by-laws or other organizations of any of Seller, Nippon Selas or SW Selas, respectively, or any indenture, mortgage, security, agreement, lease, deed of trust; other Material Contract (as defined in Section 3.17), any Permit (as defined in
Section 3.24) or any order, judgment, arbitration award, or decree to which Seller, Nippon Selas or SW Selas is a party or by which any of them or any of their respective assets and properties are bound; (c) do not and will not result in the creation of any encumbrance on any of the Assets; (d) do not and will not require the approval, authority or consent of or filing by Seller, Nippon Selas or SW Selas with, or notification to, any federal, state or local court, authority, or governmental or regulatory body or agency, or any other corporation, partnership, individual, or other entity;

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excluding from the foregoing clauses (b), (c) and (d), such conflicts, breaches, terminations, defaults, encumbrances or failures to obtain approvals, authorities, or consents or make filings or give notifications, which individually or in the aggregate would not have a Material Adverse Effect (excluding clause (c) as set forth in the definition of Material Adverse Effect for the purpose of this representation) and would not adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement; and (e) do not and will not result in any shareholder of Nippon Selas or SW
Selas having the right to exercise dissenters' appraisal rights.

         3.6 Financial Statements. Attached to Section 3.6 of the Disclosure Schedule is a copy of the December 31, 2004 Balance Sheet. Except as disclosed in Section 3.6 of the Disclosure Schedule, the December 31, 2004 Balance Sheet has been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and Seller's customary accounting policies and practices and fairly presents the financial condition of Seller with respect to the Business (on a consolidated basis with Nippon Selas and SW Selas), as of December 31, 2004.

         3.7 Absence of Undisclosed Liabilities. Except (a) for liabilities and obligations set forth on the December 31, 2004 Balance Sheet or current liabilities incurred in the ordinary course of business since December 31, 2004 and recorded in the books and records of the Business, (b) as otherwise disclosed herein or in Section 3.7(b) of the Disclosure Schedule and (c) liabilities incurred since December 31, 2004 in the ordinary course of business and recorded in the books and records of the Business, Seller, with respect to the Business, Nippon Selas and SW Selas do not have and have not incurred any liabilities or obligations (whether direct, indirect, accrued or contingent) in excess of $35,000, individually or in the aggregate, that would be required to be reflected or reserved against in a balance sheet of the Business prepared in accordance with GAAP as used in preparing the December 31, 2004 Balance Sheet.

         3.8 Absence of Material Adverse and Other Changes. Except as set forth in Section 3.8 of the Disclosure Schedule or as otherwise contemplated by this Agreement, since December 31, 2004, there has been no change in the assets, business prospects, results of operations or financial condition of the Business, Nippon Selas or SW Selas or the Assets that has had a Material Adverse Effect and to Seller's knowledge no event has occurred or circumstance exists that may result in such a Material Adverse Effect.

         3.9      Title, Ownership and Related Matters.

                           (a)      As of the date hereof, Seller, Nippon Selas,
and SW Selas do not own or hold any option to acquire any real property relating to the Business.

                           (b)      Seller, Nippon Selas and SW Selas have, or
will as of the Closing have, good title to, or rights by license, lease or other agreement to use (each of which is identified in Section 1.2.4. of the Disclosure Schedule), all the Assets or in the case of Nippon Selas or SW Selas their assets (or rights thereto) necessary to permit Seller, Nippon Selas, and SW Selas to conduct the Business as currently conducted, except as set forth in
Section 3.9(b) of the Disclosure Schedule.

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                           (c)      Except as set forth in Section 3.9(c) of the
Disclosure Schedule, all Assets owned by Seller are sold to Buyer free and clear of all liens or encumbrances and all assets owned by Nippon Selas and SW Selas are free and clear of all liens or encumbrances.

                           (d)      To knowledge of Seller: (i) except as
disclosed in Section 3.9(d) of the Disclosure Schedule, all material items of tangible personal property used by Seller in the Business or used by Nippon Selas or SW Selas is in the possession of such party and (ii) the Assets and the assets of Nippon Selas and SW Selas constitute all of the assets necessary to permit Seller, Nippon Selas and SW Selas to conduct the Business as currently conducted in all material respects.

         3.10     Leases.

                           (a)      Section 3.10(a) of the Disclosure Schedule
lists all real property leases and subleases for space occupied by Seller, Nippon Selas, and SW Selas (the "Leased Property") relating to the Business (collectively, the "Leases"). True and complete copies of the Leases and all written amendments and agreements relating thereto have been made available to Buyer. All of the Leases are valid, binding and enforceable in accordance with their terms, and none of Seller, Nippon Selas, and SW Selas nor, to the knowledge of Seller, the other party to any Lease has failed to comply in all material respects or is in default under such Lease. To the Seller's knowledge, the use to which all such Leased Property is being put by Seller, Nippon Selas and SW Selas is in compliance with all applicable laws and regulations in all material respects.

                           (b)      Section 3.10(b) of the Disclosure Schedule
lists all leases or other agreements or rights under which any of Seller, Nippon Selas, and SW Selas are the lessee of, or hold or operate, any machinery, equipment, vehicles or other tangible personal property owned by a third party except those that are terminable by such company without penalty on 30 or fewer days notice or that provide for annual rental payments of less than $25,000.

         3.11 Intellectual Property.

                           (a)      Except as set forth in Section 3.11(a) of
the Disclosure Schedule (i) to the Seller's knowledge, the conduct of the Business does not infringe, and has not infringed since January 1, 2000, upon any intellectual property right of any third party in any material respect, and
(ii) there are no pending, or threatened in writing, proceedings or litigation or other adverse written claims by any person against the use by Seller, Nippon Selas or SW Selas of any Intangibles which are owned or licensed by Seller, Nippon Selas or SW Selas and used in the operation of the Business as currently conducted.

                           (b)      Except as set forth in Section 3.11(b) of
the Disclosure Schedule, (i) Seller, Nippon Selas and SW Selas own free and clear of any lien, encumbrance or claim of right or have valid licenses or other rights (each of which is identified in Section 1.2.5 of the Disclosure Schedule) to use the Intangibles necessary to permit Seller, Nippon Selas and SW Selas to conduct the Business operations as currently conducted in all material respects,
(ii) all maintenance fees and other filings necessary for the preservation of any patents and trademarks

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set forth in Section 1.2.5 of the Disclosure Schedule included in the
Intangibles that are registered with the United States Patent and Trademark Office and, to the Seller's knowledge, any foreign counterpart set forth on
Schedule 1.2.5, that are material to the Business have been so filed and paid, or if not paid, are not in default and will be accrued on the Closing Balance Sheet (it being understood that filing fees and other filings with respect to patents and trademarks marked as "abandoned" in Section 3.12 of the Disclosure Schedule have not been made) and (iii) all registrations for the United States Trademarks set forth on Schedule 1.2.5 of the Seller, and, to Seller's knowledge, any foreign counterpart set forth in Schedule 1.2.5, are valid and existing.

                           (c)      Section 1.2.5 of the Disclosure Schedule
completely and accurately lists (including the name of the owner) all of the following as relates to the Business: (i) all business names, trade names, registered and unregistered trademarks and applications for registration of the same (identified by jurisdiction and application or registration number); (ii) all patents and patent applications (identified by jurisdiction and application or registration number) and inventions and discoveries that may be patentable;
(iii) all registered copyrights or applications therefor (identified by jurisdiction and application or registration number), unregistered copyrights in both published works and unpublished works that are material to the Business;
(iv) all software (other than non-customized software generally available for off-the-shelf purchase for under $5,000); and (vi) all Internet web sites and Internet domain names. The Intangibles constitute all of the intellectual property necessary to permit Seller, Nippon Selas and SW Selas to conduct the Business operations as currently conducted in all material respects.

                           (d)      Other than as set forth in Section 3.11(d)
of the Disclosure Schedule (i) no action has been initiated or claim been made by Seller, Nippon Selas or SW Selas relating to any third party infringing or violating any of Seller's, Nippon Selas' or SW Selas' rights in or to any of the Intangibles, (ii) to Seller's knowledge, no facts or circumstances exist that are reasonably likely to give rise to any such action or claim.

         3.12 Accounts Receivable. All accounts receivable of the Business that are reflected on the December 31, 2004 Balance Sheet including all accounts receivable on Section 3.12 of the Disclosure Schedule with respect to accounts receivable of Nippon Selas and SW Selas (a) represented valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are subject to no valid offsets or counterclaims, and (b) have been so determined in accordance with GAAP. Except as disclosed on Section
3.12 of the Disclosure Schedule, all accounts receivable of Seller, with respect to the Business, Nippon Selas or SW Selas that will be reflected on the Closing Balance Sheet as finally determined in accordance with Section 2.2.3: (a) will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and will be subject to no valid offsets or counterclaims, (b) will be so determined in accordance with GAAP, and (c) to the knowledge of Seller, except to the extent that a reserve against the possible uncollectibility of such accounts receivable is established and reflected in the Closing Balance Sheet as finally determined in accordance with Section 2.2.3, all of such accounts receivable will be fully collectible within 90 days of the date they become due and payable (or the date set forth on Section 3.12 of the Disclosure Schedule with respect to the particular accounts receivable of Nippon Selas specified thereon) in accordance with Seller's ordinary practice and without resort to legal proceedings at the aggregate recorded amount thereof as shown on the Closing Balance

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Sheet as finally determined in accordance with Section 2.2.3 (or on Section 3.12 of the Disclosure Schedule with respect to particular accounts receivable of Nippon Selas), except for the reserves, if any, allocable thereto shown on such Closing Balance Sheet. Except as disclosed on Section 3.12 of the Disclosure Schedule, no claim has been made in writing, or to Seller's knowledge is threatened, against Seller, Nippon Selas or SW Selas objecting to the validity, scope or right of payment of any account receivable.

         3.13 Inventory. All inventory of the Business that is reflected on the December 31, 2004 Balance Sheet has been determined in accordance with GAAP. The book value of the inventory reflected on the December 31, 2004 Balance Sheet was based on quantities determined from the Business' perpetual inventory records, and valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years. All inventory of the Business that will be shown on the Closing Balance Sheet as finally determined in accordance with Section 2.2.3, taken as a whole, to the Seller's knowledge is not excessive, but is reasonable in light of the present circumstances of the Seller, Nippon Selas and SW Selas and will consist of items of a quality and quantity useable and saleable in the ordinary course of the business without markdown or discount, and will be merchantable and fit for their particular purpose. The Closing Balance Sheet as finally determined in accordance with Section 2.2.3 will reflect adequate reserves for obsolete and slow-moving items and items below standard quality (which in any event will not exceed normal commercial standards in amount), which will reduce the carrying value of inventory, taken as a whole, to the lower of cost or net realizable market value. All Inventory is owned by Seller, Nippon Selas or SW Selas, as applicable, free and clear of any lien, encumbrance or claim of right, other than sales by Seller, Nippon Selas or SW Selas of finished goods made in the ordinary course of business

         3.14     [Intentionally Omitted]

         3.15 Litigation. Except as set forth in Section 3.15 of the Disclosure Schedule: (a) there is no claim, charge, complaint, action, suit, proceeding or governmental investigation pending or, to the knowledge of Seller, threatened against Seller with respect to the Business or the Specified Assets, Nippon Selas or SW Selas, by or before any court, governmental or regulatory authority, state, local, federal or foreign, or by any third party, including but limited to employees of Selas, Nippon Selas or SW Selas, and (b) to the knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such claim, charge, complaint, action, suit, proceeding or investigation.

         3.16     Compliance with Applicable Law. Except as set forth on Section
3.16 of the Disclosure Schedule, to the knowledge of Seller, each of Seller with respect to the Business, Nippon Selas and SW Selas are in compliance with all applicable laws, ordinances, orders, standards, executive orders, rules and regulations of any federal, state, local or foreign governmental authority applicable to such company, except for violations, if any, which would not have a Material Adverse Effect including, but not limited to any and all laws, ordinances, orders, standards, executive orders, rules and regulations of any federal, state, local or foreign governmental authority regulating safety in the work place, prohibiting discrimination, requiring accommodation, requiring affirmation action, regulating wages, overtime hours of work and child labor, regulating labor relations, taxes, regulating environmental issues, and regulating

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securities. Neither Seller nor Nippon Selas nor SW Selas has received, at any time since January 1, 2003, any notice or other communication (whether oral or written) from any governmental authority regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any such laws, ordinances, rules or regulations.

         3.17     Certain Contracts and Arrangements. Except as set forth in
Section 3.17 of the Disclosure Schedule, as of the date hereof, Seller, with respect to the Business, Nippon Selas and SW Selas are not a party to any written (a) employment agreement; (b) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by Seller, Nippon Selas or SW Selas (other than intercompany accounts which shall be governed by Section 2.3 hereof), or the guaranty by Seller, Nippon Selas or SW Selas of any obligation for the borrowing of money; or (c) other agreement, including without limitation, purchase orders, or any enforceable oral agreement, which individually, or in the aggregate with respect to any series of related agreements, involves the receipt or payment after the date hereof of more than $10,000 on an annual basis (each such other agreement, a "Material Contract"). Seller has delivered or made available to Buyer accurate and complete copies of all Material Contracts to Buyer. Section 3.17 contains a complete and accurate list of all Material Contracts. All Assigned Contracts are valid, binding and enforceable on Seller, Nippon Selas or SW Selas, as applicable, and to Seller's knowledge the other party thereto, in accordance with their terms, are the result of bona fide arm's-length transactions, and, none of Seller, Nippon Selas or SW Selas, or to the knowledge of Seller any other party thereto, is in default (with or without notice or lapse of time or both) under any of the aforesaid agreements in any material respect. Except as set forth in Section 3.17 of the Disclosure Schedule, all Assigned Contracts are assignable by Seller without the consent of any other person or entity.

         3.18     Employee Benefit Plans; ERISA; Employees.

                           (a)      Section 3.18(a) of the Disclosure Schedule
lists each employee pension benefit plan (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Pension Plan"), each employee welfare benefit plan (as defined in section 3(1) of ERISA) ("Welfare Plan"), each specified fringe benefit plans (as defined in section 6039D(d) of the Internal Revenue Code of 1986, as amended (the "Code")), and each executive compensation, retirement, deferred compensation, incentive, bonus, severance, compensation associated with change in control, perquisite, health care, death benefit, disability, life insurance, vacation pay, sick pay or other plan or arrangement to which Seller, Nippon Selas, or SW Selas is or has during the prior six years been a party, or with respect to which Seller, Nippon Selas, or SW Selas has or may in the future have an obligation, or that is or has been during the prior six years maintained, contributed to, or sponsored by Seller, Nippon Selas, or SW Selas for the benefit of any current or former employee, officer, or director (such plans and arrangements to be referred to individually as "Business Plan" and collectively as "Business Plans").

                  For purposes of this Section 3.18, "Affiliate Health Plan" means a group health plan (within the meaning of section 607 of ERISA), and the term "Affiliate Pension Plan" means a Pension Plan, in either case to which an ERISA Affiliate (as defined below) is or has during the

                                       13
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prior six years been a party, or with respect to which an ERISA Affiliate has an obligation, or that has been or is maintained, contributed to, or sponsored by an ERISA Affiliate for the benefit of any current or former employee, or in connection with which Seller, Nippon Selas, or SW Selas may now or in the future have any obligation by reason of its current or former relationship with an ERISA Affiliate.

                  The term "ERISA Affiliate" means each entity that is or has ever been a member of either (i) a controlled group (within the meaning of section 414(b) or (c) of the Code) or, for the purposes of the definition of "Affiliate Health Plan," (ii) an affiliated service group (within the meaning of section 414(m) or (o) of the Code) that, in either case, includes or included Seller, Nippon Selas, or SW Selas or an entity of which Seller, Nippon Selas, or SW Selas is a successor.

                  Except as set forth in Section 3.18(a) of the Disclosure
Schedule: (a) no Business Plan or Affiliate Pension Plan is a Multiemployer Plan, as defined in ERISA, or is described in Section 413 of the Internal Revenue Code of 1986, as amended (the "Code"); (b) no Affiliate Pension Plan is or has been subject to section 302 or Title IV of ERISA or to section 412 of the Code; and (c) the Seller has not during the prior six years been a party to, maintained, contributed to or sponsored any group health plan (within the meaning of section 607 of ERISA) or Pension Plan subject to section 302 or Title IV of ERISA or to section 412 of the Code, other than the Business Plans.

                           (b)      Seller has furnished to Buyer a complete and
accurate copy of each Business Plan document (including, in each case, all amendments), or written descriptions of any unwritten Business Plan, and a complete and accurate copy of all material documents relating to such plan, including, if applicable: (A) each trust agreement, insurance or annuity contract, investment management agreement, custodial agreement, and other agreement relating to the funding of the plan, and all amendments to them; (B) the most recent summary plan description and any subsequent summary of material modifications; (C) the three most recently filed annual return reports (Form 5500 series), including all applicable schedules; (D) the most recent determination or opinion letter issued by the Internal Revenue Service, if the plan or its related funding arrangement is intended to be qualified under section 401(a) or exempt from tax under section 501(a) of the Code, and any pending application for a determination or opinion letter; (E) the three most recent financial statements; (F) the three most recent actuarial valuation reports; (G) all communications received from the IRS, DOL or PBGC; and (H) any and all correspondence or other written communications relating to withdrawal liability of any Multiemployer Plan.

                           (c)      Except as set forth in Section 3.18(c) of
the Disclosure Schedule, (i) each of the Business Plans complies in all material respects, in form and operation, and has been administered and funded in all material respects in accordance with its terms and the requirements of all applicable laws, including, without limitation, ERISA, all provisions of the Code applicable to secure intended tax consequences, and federal securities law, and all regulations and rulings under such laws, and (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue


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                                                                    CONFIDENTIAL


Service (the "IRS") to be so qualified, is presently so qualified, and Seller knows of no fact or set of circumstances that would adversely affect such qualification prior to the Closing. To the knowledge of Seller, there are no pending or threatened material claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, and no fact or event exists that could give rise to such a claim.

                           Each ERISA Affiliate Health Plan complies with and
has been administered in all material respects in accordance with Part 6 and
Part 7 of Title I of ERISA, as in effect from time to time.

                           (d)      Except as set forth in Section 3.18(d) of
the Disclosure Schedule: (i) all material accrued obligations of Seller, with respect to the Business, Nippon Selas and SW Selas applicable to their employees, whether arising by operation of law, by contract, by past custom or otherwise, for payments by such companies to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for their employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on each such company's books and records and
(ii) all reasonably anticipated material obligations of Seller, with respect to the Business, Nippon Selas and SW Selas with respect to such employees, whether arising by operation of law, by contract, by past custom, or otherwise, for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to November, 2004 have been or will be paid by Seller, Nippon Selas or SW Selas, respectively, prior to the Closing Date or adequate accruals therefor have been made on the December 31, 2004 Balance Sheet, and all such amounts accrued after December 31, 2004 through the Closing Date will have been paid by Seller, Nippon Selas or SW Selas, respectively, as of the Closing or will be accrued on the Closing Balance Sheet.

                           (e)      Except as set forth in Section 3.18(e) of
the Disclosure Schedule: with respect to each Business Plan, all material notices, reports, returns, applications, election forms, and disclosures required by law or the terms of the plan to be made or provided to the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, any participants, spouses of participants, or beneficiaries in the plan, any trustee, or any insurer with respect to the plan have been timely and adequately made or provided in accordance with such law or plan.

                           (f)      Except as set forth in Section 3.18(f) of
the Disclosure Schedule, Seller, with respect to the Business, Nippon Selas and SW Selas do not maintain any health or life insurance plan that provides for continuing benefits or coverage for any participant or any spouse, dependent or beneficiary under such plan after termination of employment, other than as may be required under Section 4980B of the Code and Part 6 of Title I of ERISA and regulations thereunder ("COBRA"). Seller, with respect to the Business, Nippon Selas and SW Selas are in compliance in all material respects with the COBRA notice and continuation coverage requirements with respect to Plans maintained by such companies.

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                                                                    CONFIDENTIAL


                           (g)      No filing has been made with the Internal
Revenue Service, with respect to any Business Plan that is a Pension Plan intended to be qualified under section 401(a) of the Code, under the Internal Revenue Service Voluntary Correction Program or any similar program previously in effect, nor has any self corrective action been taken as to any such plan under the provisions of any Internal Revenue Service revenue procedure permitting "self correction" of certain qualification defects.
                           (h)      No Business Plan that is a Pension Plan has
had an accumulated funding deficiency (within the meaning of section 302 of ERISA or section 412 of the Code), whether or not waived. No asset of the Business is the subject of a lien arising under section 302(f) of ERISA or section 412(n) of the Code.
                           (i)      No complete or partial termination has
occurred within the past five years with respect to any Business Plan that is a Pension Plan. No reportable event (within the meaning of section 4043 of ERISA) or event described in section 4063(a) of ERISA has occurred or is expected to occur with respect to any Business Plan subject to Title IV of ERISA. The PBGC has not instituted proceedings to terminate any Business Plan, no event or condition has occurred or exists that may constitute grounds under section 4042 of ERISA for the termination of or appointment of a trustee to administer any such plan, nor has any notice of intent to terminate any such plan been filed with the PBGC. All premiums due the PBGC with respect to such plans have been paid on a timely basis.

                           (j)      As to each Business Plan subject to Title IV
of ERISA:

                                    (A)      Seller has provided Buyer with the
                                             actuarial valuation for the plan
                                             performed for the fiscal year ended
                                             December 31, 2004, for the purposes
                                             of Statement of Financial
                                             Accounting Standards No. 87 (the
                                             "FAS 87 Report"); all employee
                                             census data furnished to the plan's
                                             actuary in connection with the FAS
                                             87 Report have been accurate and
                                             complete in all material respects;
                                             no amendment or change to any such
                                             Business Plan effective or adopted
                                             after the date of the FAS 87 Report
                                             would increase the benefits under
                                             such Business Plan; and nothing has
                                             occurred since the date of the FAS
                                             87 Report that would have a
                                             materially adverse effect on the
                                             funding condition of any such
                                             Business Plan; and the actuary(ies)
                                             retained with respect to such
                                             Business Plans are qualified in all
                                             respects; and

                                    (B)      to the knowledge of Seller (based
                                             on, among other things, the FAS
                                             Report and other communications
                                             with such qualified actuaries), all
                                             costs of such Business Plans have
                                             been provided for on the basis of
                                             consistent methods in accordance
                                             with sound actuarial assumptions
                                             and practices and such FAS 87
                                             Report accurately reflects the
                                             value of the


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                                                                    CONFIDENTIAL


                                             plan assets and liabilities as of
                                             the date of such valuation based on
                                             the funding method and actuarial
                                             assumptions specified in the FAS 87
                                             Report.

                           (k)      [Intentionally omitted.]

                           (l)      Except as set forth in Section 3.18(l) of
the Disclosure Schedule, all contributions, insurance premiums, or payments required to be made with respect to the Business Plans have been made by their due dates.

                           (m)      Except as set forth in Section 3.18(m) of
the Disclosure Schedule, no Business Plan, and no other commitment or agreement, provides for the payment of separation, severance, or similar benefits to any person solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under section 280G of the Code, and the consummation of the transaction contemplated by this Agreement will not accelerate the time of payment or vesting of, or increase the amount of, any compensation due to any employee.

         3.19 Insurance. Section 3.19 of the Disclosure Schedule sets forth a complete and accurate list of all currently effective insurance policies (including any self-insurance arrangements or other contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk to which Seller, Nippon Selas or SW Selas is a party or which involves the Business) covering the Business (the "Insurance Policies") identifying all of the following for each such policy: (a) the type of insurance; (b) the insurer;
(c) the policy number; (d) the policy limits, (e) named and additional named insureds, and (f) the expiration date. Except as disclosed in Section 3.19 of the Disclosure Schedule, there are no claims, actions, suits or proceedings arising out of or based on any of these insurance policies and, to the knowledge of Seller, no basis for any such claim, action, suit or proceeding exists. Each such insurance policy is valid and binding and is and has been in full force and effect since the date of its issuance. Neither Seller, Nippon Selas nor SW Selas, have been notified of any material breach of or default under any such policy. Seller owns, and after Closing is retaining ownership of, all such insurance policies. Nothing in this Agreement shall affect Seller's right to modify or terminate any such insurance policy at any time or to remove Nippon Selas or SW Selas as a named insured at any time, provided that such modification or termination does not affect the rights of Nippon Selas or SW Selas, if any, under such policies for occurrences (as defined in such insurance policies) existing or arising before and including the Closing Date. Except as set forth on Section 3.19 of the Disclosure Schedule, since January 1, 2003, neither Seller, Nippon Selas nor SW Selas has received with respect to any of the Insurance Policies (y) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (x) any notice of cancellation or any other indication that any policy of insurance is no longer in full force or effect or that the issuer of any policy of insurance is not willing or able to perform its obligations thereunder.

         3.20 Environmental Matters. Except as set forth in Section 3.20 of the Disclosure Schedule, to the knowledge of Seller: (a) the operation of the Business is in compliance in all material respects with all applicable environmental laws and regulations and (b) there have occurred no and there are no events, conditions, circumstances, activities, practices, incidents, or

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                                                                    CONFIDENTIAL


actions that may give rise to a material liability arising under environmental laws, or with respect to the Business, Nippon Selas or SW Selas, based upon or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutants or contaminants. Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers, Nippon Selas or SW Selas or pertaining to the Business regarding compliance with environmental laws. Neither Seller nor Nippon Selas nor SW Selas has not received any notice or other written communication from any governmental authority regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any environmental laws, ordinances, rules or regulations.

         3.21     Taxes.

                           (a)      Except as set forth in Section 3.21 of the
Disclosure Schedule, Seller, Nippon Selas and SW Selas have filed all material Tax Returns that they were required to file, and have paid all Taxes shown to be due on such Tax Returns. All such Tax Returns are true, correct and complete in all material respects.

                           (b)      Section 3.21 of the Disclosure Schedule
lists all material Tax Returns filed with respect to Seller, Nippon Selas and SW Selas for taxable periods ending on or after January 1, 2001, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

                           (c)      Seller, Nippon Selas and SW Selas have not
waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (d)      No claim has been made since January 1, 2003
or, to the knowledge of Seller, is expected to be made by any governmental authority in a jurisdiction where Seller, Nippon Selas or SW Selas does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens or encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such lien or encumbrance.

                           (e)      The charges, accruals, and reserves with
respect to Taxes on the respective books of Seller, with respect to the Business, and Nippon Selas and SW Selas are, and as of Closing will be, adequate and are at least equal to the liability for Taxes with respect to the Business, Assets, income and operations of Seller, with respect to the Business, and Nippon Selas and SW Selas. To the extent that any such Taxes of Nippon Selas and SW Selas are unpaid at the time of Closing, the amounts therefor reflected in the Closing Balance Sheet shall be adequate for the payment of all Taxes of those entities attributable to periods prior to Closing including any Taxes resulting from any transfers of cash or other property by Nippon Selas or SW Selas to Seller or forgiveness of obligations between Seller and Nippon Selas or SW Selas in anticipation of the transactions contemplated by this Agreement or as described in this

                                                                    CONFIDENTIAL


Agreement. None of Seller, Nippon Selas or SW Selas has received any written proposed tax assessment against any of Seller, Nippon Selas or SW Selas.

                           (f)      As used in this Agreement:

                                    (i)      "Taxes" shall mean all taxes,
levies, charges or fees including income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, pay-as-you-earn, withholding, social security and franchise or other governmental taxes or charges, imposed by or under the taxing authority of the United States or any state, county, local or foreign government, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

                                    (ii)     "Tax Return" shall mean any report,
return or statement required to be supplied to a taxing authority in connection with Taxes.

         3.22     Related Party Transactions. Except as set forth in Section
3.22 of the Disclosure Schedule, there are no material real estate leases, personal property leases, loans, guarantees, contracts, transactions or other arrangements of any nature related to the Business between or among any of Seller, with respect to the Business, Nippon Selas or SW Selas and any current or former partner, owner, material stockholder, director, officer or controlling person of any of Seller, Nippon Selas or SW Selas.

         3.23 Certain Fees. Except for the engagement of Everingham & Kerr, Inc. (which is not a party to this Agreement and shall not have any rights under this Agreement), the fees and expenses of which shall be the sole responsibility of Seller, neither Seller nor any of its affiliates has employed any broker or finder or incurred any liability for any brokerage or finders' fees in connection with this Agreement or the transactions contemplated hereby.

         3.24 Permits and Licenses. Except as described in Section 3.24 of the Disclosure Schedule, Seller, with respect to the Business, Nippon Selas and SW Selas have all necessary permits, certificates, licenses, approvals, consents, and other authorizations from any federal, state or local court, authority, governmental or regulatory body or agency required to carry on and conduct the Business and to own, lease, use, and operate its assets at the places and in the manner in which the Business is conducted, except where the failure to have any such permits, certificates, licenses, approvals, consents, and other authorizations would not have a Material Adverse Effect ("Permit"). A complete list of these permits, certificates, licenses, approvals, consents, and other authorizations is included in Section 3.24 of the Disclosure Schedule. True and complete copies of all such Permits have been provided to Buyer. To the knowledge of Seller, Seller, Nippon Selas and SW Selas have at all times complied in all material respects with all terms and conditions applicable to each permit. Since January 1, 2003, neither Seller nor Nippon Selas nor SW Selas has received any notice or other written communication from, and to Seller's knowledge no such notice or adverse action has been threatened by, any governmental authority, person or entity regarding (i) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Permit or (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Permit.

                                                                    CONFIDENTIAL


         3.25     Conduct of Business. Except as otherwise disclosed in Section
3.25 of the Disclosure Schedule, since December 31, 2004, Seller, with respect to the Business, Nippon Selas and SW Selas have not:

                           (a)      Entered into, amended, or terminated any
contract, license, lease, commitment or permit, except in the ordinary course of business consistent with past practices;

                           (b)      Experienced any labor disturbance;

                           (c)      Discharged or satisfied any encumbrance or
paid or satisfied any obligation or liability (absolute, accrued, contingent, or otherwise) other than in the ordinary course of business consistent with past practices and in accordance with the express terms of such obligation or liability or as required or permitted by this Agreement;

                           (d)      Mortgaged, pledged, or subjected to any
encumbrance any of the Assets or any of the assets of Nippon Selas or SW Selas;

                           (e)      Sold, transferred, agreed to sell or
transfer, mortgaged, pledged, or subjected to any encumbrance any of the Assets or any of the assets of Nippon Selas or SW Selas; cancelled or agreed to cancel any debt or claim; or waived any right, except in the ordinary course of business consistent with past practices or as required by this Agreement;

                           (f)      (A) Granted any increase in employee rates
of pay or any increases in salary payable or to become payable to any officer, employee, consultant, or agent, other than in connection with their regular review or (B) by means of any bonus or pension plan, contract, or other commitment increased the compensation of any officer, director, employee, consultant, or agent, or (C) hired any new officer, executive employee, consultant, or agent;

                           (g)      Made or authorized any capital expenditures
for additions to plant or equipment accounts in excess of $20,000 in the aggregate;

                           (h)      Entered into any transaction (including,
without limitation, any contract or other arrangement providing for employment, furnishing of services, rental of real or personal property, or otherwise requiring payments) with any officer, or director of the Seller, Nippon Selas or SW Selas, respectively; any member of their immediate families; or any of their affiliates;

                           (i)      Experienced any material damage,
destruction, or loss (whether or not covered by insurance) affecting the Assets or the Business or the properties, assets or business of Nippon Selas or SW Selas, respectively;

                           (j)      Failed to maintain and repair the Assets or
the assets of Nippon Selas or SW Selas, respectively, in the ordinary course of business consistent with past practices, ordinary wear and tear excluded;

                           (k)      Made any change in any method of accounting
or any accounting practice or suffered any deterioration in accounting controls;

                                                                    CONFIDENTIAL


                           (l)      To the knowledge of Seller, been threatened
with, or otherwise given written notice of, any material liability; or

                           (m)      Agreed or committed to do any of the
foregoing.

         3.26 Employees. Except as set forth in Section 3.26 of the Disclosure Schedule, there is not now, nor has there been at any time during the past five years, any strike, lockout, material grievance, other material labor dispute, or material trouble of any nature pending or threatened against Seller, with respect to the Business, Nippon Selas or SW Selas or that in any manner affects the Business. The Seller is and has been in compliance in all material respects with all laws, rules, interpretive bulletins and regulations regulating employee wages and hours. Section 3.26 of the Disclosure Schedule sets forth a true and current list of all of the collective bargaining or union agreements, including, but not limited to, collective bargaining agreements, letters of agreement, memoranda of understanding, side agreements and settlements and arbitration decisions that have a binding effect on the Business (each, a "Labor Agreement" and collectively, the "Labor Agreements") now in effect and also includes a true and complete schedule listing the names and total annual compensation of each person employed by Seller, with respect to the Business, Nippon Selas or SW Selas as of January 1, 2005. Except as disclosed in Section
3.26 of the Disclosure Schedule, as of the date hereof:

                           (a)      the employment of each employee of Seller,
with respect to the Business, Nippon Selas and SW Selas may be terminated immediately by each such company, respectively, except as otherwise provided by statute or government authority or as specifically identified in Section 3.26 of the Disclosure Schedule with respect to any Labor Agreement or the Collective Bargaining Agreement;

                           (b)      to the knowledge of Seller, no key executive
employee of Seller, with respect to the Business, Nippon Selas and SW Selas has plans to terminate his or her employment at or prior to the Closing, whether or not as a result of the transactions contemplated herein, other than any executive officer whose resignation has been requested by the Buyer; and

                           (c)      Seller, with respect to the Business, Nippon
Selas and SW Selas have no material labor relations problems.

         Except as disclosed in Section 3.26 of the Disclosure Schedule, Seller, with respect to the Business, Nippon Selas and SW Selas have complied in all material respects with all Labor Agreements and all applicable laws and orders relating to the employment of labor, including, but not limited to any and all laws, ordinances, orders, standards, executive orders, rules and regulations of any federal, state, local or foreign governmental authority regulating safety in the work place, prohibiting discrimination, requiring accommodation, requiring affirmation action, regulating wages, overtime hours of work and child labor, regulating labor relations, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate authorities and has withheld and paid to the appropriate authorities, or is holding for payment not yet due to such authorities, all amounts required to be withheld from such employees of Seller, with respect to the Business, Nippon Selas and SW Selas and are not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.

                                                                    CONFIDENTIAL


         Except as set forth in Section 3.26 of the Disclosure Schedule, the transaction contemplated by this Agreement will not cause or result in Seller, Nippon Selas, SW Selas or Buyer being required to give any payment, benefit or thing of value to any employee of Seller, with respect to the Business, Nippon Selas or SW Selas pursuant to applicable law or regulation other than accrued salary, vacation, holiday and sick pay benefits.

         3.27     Suppliers and Customers.

                           (a)      A complete and accurate list of all
suppliers or vendors of products or services to the Business (other than legal or accounting services) aggregating more than $50,000 (at cost) annually during Seller's last fiscal year, and the contact information of each supplier or vendor and the amount sold to the Business during that period, is set forth in
Section 3.27(a) of the Disclosure Schedule. The names of any suppliers of goods or services with respect to which, to the knowledge of Seller, practical alternative sources of supply are not available on comparable terms and conditions are separately listed in Section 3.27(a) of the Disclosure Schedule.

                           (b)      A complete and accurate list of each
customer of the Business aggregating more than $50,000 in revenues to the Business annually during the last fiscal year, the contact information of each customer, and the amount each customer purchased from the Business during the last fiscal year is set forth in Section 3.27(b) of the Disclosure Schedule.

                           (c)      Seller has not been given any written
notice, or to Seller's knowledge any non-written information, that might reasonably indicate that any customer or supplier of the Business intends to cease purchasing from, selling to, or dealing with Seller, Nippon Selas or SW Selas, except as set forth in Section 3.27(c) of the Disclosure Schedule. Seller has not been given any written notice, or to Seller's knowledge any non-written information, that might reasonably lead Seller to believe that any customer or supplier intends to alter or condition, in any material respect, the amount of its purchases or sales or the extent of its dealings with Seller, Nippon Selas or SW Selas, or would alter or condition in any material respect its purchases from, sales to, or dealings with Seller, Nippon Selas or SW Selas, in the event the transactions contemplated by this Agreement are consummated, except as set forth in Section 3.27(c) of the Disclosure Schedule.

         3.28 Bank Accounts. The information in Section 3.28 of the Disclosure Schedule is a true and complete list of the names and locations of all banks or other financial institutions that are depositories for funds of Nippon Selas and SW Selas, the names of all persons authorized to draw or sign checks or drafts on the accounts, the number of the accounts, and the names and locations of any institutions in which Nippon Selas and SW Selas has any safe-deposit boxes and the names of the individuals having access to them. Except as set forth in Section 3.28 of the Disclosure Schedule, Nippon Selas and SW Selas do not have any outstanding powers of attorney. Section 3.28 of the Disclosure Schedule contains a true and complete list of any banks or other financial institutions that have granted Nippon Selas and SW Selas a loan, line of credit, credit card, performance or other bond or other financial product or arrangement of any nature, including the name and location of such bank or institution and any account number or identifying number.

                                                                    CONFIDENTIAL


         3.29 Accounts Payable. Section 3.29 of the Disclosure Schedule sets forth a true and correct aged list of all accounts payable of the Business as of December 31, 2004 in excess of $10,000 to any one payee. Except as disclosed in
Section 3.29 of the Disclosure Schedule, all of the accounts payable arose from bona fide purchases of goods or services in the ordinary course of the Business and are not yet due or were paid when due or in any grace period before any late fee, interest or other charge will accrued.

         3.30 Materiality. No statement in this Agreement, or in any certificate delivered to Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or fails or will fail to contain any material fact necessary to make the statements not false or misleading. All documents and other papers delivered to Buyer by or on behalf of Seller, Nippon Selas or SW Selas in connection with this Agreement and the transactions contemplated herein are accurate, complete and authentic copies of original documents.

         3.31 Certain Payments/Accounts. To the knowledge of Seller, neither Seller nor Nippon Selas nor SW Selas nor any director, officer, agent, or employee of any of them, nor any other person or entity associated with or acting for or on behalf of any of them, has directly or indirectly (i) made any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person or entity, private or public, regardless of form, whether in money, property, or services (a) to obtain favorable treatment in securing business or to pay for favorable treatment for business secured, or (b) in violation of any law or regulation; or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Seller, Nippon Selas or SW Selas. To the knowledge of Seller, each transaction is properly and accurately recorded on the books and records of Seller, Nippon Selas and SW Selas and each document upon such entries are based is complete and accurate in all material respects. To the knowledge of Seller, Seller, Nippon Selas and SW Selas each maintain a system of internal accounting controls adequate to insure that no off-the-books accounts are maintained and that assets are used only in accordance with management directives.

         3.32 No Other Representations. Except as set forth in this Agreement, Seller makes no other representations or warranties, express or implied, including without limitation, warranties of merchantability or fitness for a particular purpose, representations or warranties contained in or arising from the Confidential Selling Memorandum prepared by Seller, or representations or warranties as to any forecasts, projections, budgets or other forward looking information provided to or obtained by Buyer or its representatives.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1      Organization and Authority of Buyer.

                           (a)      Buyer is a limited liability company duly
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has previously delivered to Seller complete and correct copies of its certificate of formation as currently in

                                                                    CONFIDENTIAL


effect. Buyer has the power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Buyer and no other proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions so contemplated.

                           (b)      This Agreement has been duly executed and
delivered by Buyer and constitutes, and, when executed and delivered, each of the other agreements, documents and instruments to be executed and delivered by Buyer, pursuant hereto will constitute, a valid and binding agreement of Buyer (in each case, assuming the valid authorization, execution and delivery of such agreement by Seller), enforceable against Buyer in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.2      Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of formation and operating agreement of Buyer; (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority whether within or outside the United States; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer or any of its assets may be bound; or violate any order, injunction, decree, statute, rule or regulation applicable to Buyer, excluding from the foregoing clauses (b), (c) and (d), (i) such requirements, violations, conflicts, defaults, rights, security interests, claims, liens, charges, other encumbrances or violations which would not adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement, or (ii) which become applicable as a result of any acts or omissions by, or the status of or any facts pertaining to, Seller, Nippon Selas or SW Selas.

         4.3      Availability of Funds; Solvency.

                           (a)      Buyer has sufficient immediately available
funds, in cash, to pay the Purchase Price, and in Buyer's reasonable judgment, to provide the Business, Nippon Selas and SW Selas with sufficient working capital, to pay and discharge the Assumed Liabilities as they become due and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

                           (b)      Buyer is solvent as of the date of this
Agreement, and Buyer, Nippon Selas and SW Selas shall not become insolvent as a result of the consummation of the transactions contemplated by this Agreement, except that no representation is made with respect

                                                                    CONFIDENTIAL


to the effects of Seller's removal of cash from Nippon Selas and SW Selas prior to Closing. Buyer is, and after giving effect to the transactions contemplated by this Agreement, Buyer, Nippon Selas and SW Selas shall be, able to pay the Assumed Liabilities and their other debts as they become due, and Buyer's property now has, and after giving effect to the transaction contemplated hereby, Buyer's, Nippon Selas' and SW Selas' property shall have, a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities), except that in each case, no representation is made with respect to the effects of Seller's removal of cash from Nippon Selas and SW Selas prior to Closing. Buyer has adequate capital to carry on its business, and after giving effect to the transactions contemplated by this Agreement, Buyer, Nippon Selas and SW Selas will have adequate capital to carry on their businesses except that no representation is made with respect to the effects of Seller's removal of cash from Nippon Selas and SW Selas prior to Closing. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer.

         4.4 Litigation. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of Buyer, threatened against the Buyer, by or before any court, governmental or regulatory authority or by any third party which challenges the validity of this Agreement.

         4.5 Investigation by Buyer. Buyer has conducted its own independent review and analysis of the Business and the Assets, and acknowledges that Seller has provided Buyer with access to the personnel, properties, premises and records of the Business for this purpose. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis, and Buyer (a) acknowledges that none of Seller, Nippon Selas nor SW Selas nor any of their directors, officers, employees, affiliates, controlling persons, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or its directors, officers, employees, affiliates, controlling persons, agents or representatives, except as and only to the extent expressly set forth herein with respect to such representations and warranties and subject to the limitations and restrictions contained in this Agreement, and (b) agrees, to the fullest extent permitted by law, that none of Seller, Nippon Selas nor SW Selas, nor any of their directors, officers, employees, affiliates, controlling persons, agents or representatives shall have or be subject to any liability or responsibility whatsoever to Buyer or its directors, officers, employees, affiliates, controlling persons, agents, consultants, accountants, counsel or other representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Buyer or its directors, officers, employees, affiliates, controlling persons, agents or representatives (or any omissions therefrom), including, without limitation, in respect of the specific representations and warranties of Seller set forth in this Agreement, except as and only to the extent expressly set forth herein with respect to such representations and warranties and subject to the limitations and restrictions contained in this Agreement. Buyer has no knowledge that the representations and warranties of Seller in this Agreement or pursuant hereto are incorrect or incomplete in any material respect.

                                                                    CONFIDENTIAL


         4.6 Employees. Buyer has no current intention, following the Closing, to cause Nippon Selas or SW Selas to terminate the employment of any of the employees of Nippon Selas and SW Selas or to change the terms of employment of such employees.

         4.7 Securities Matters. Buyer is acquiring the Interests for Buyer's own account as principal, for investment and not with a view to, or for resale in connection with, any resale or distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Buyer acknowledges that the Interests are not registered under the Securities Act or any applicable state securities law, and that such Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations, as applicable.

         4.8 Certain Fees. Neither Buyer nor any of its affiliates has employed any broker or finder or incurred any liability for any brokerage or finders' fees in connection with this Agreement or the transactions contemplated hereby.

         4.9 No Competition with Large Furnace Business. Buyer does not and, after giving effect to the transactions contemplated hereby (based upon Buyer's understanding that the Business as currently conducted by Seller does not violate the Andritz License Agreement), will not use the name "Selas" and any variation thereof and the Licensed IP (as defined in the Andritz License Agreement) in a business that is competitive with the Large Furnace Business (as defined in Section 5.17 of the Disclosure Schedule).

                                    ARTICLE V
                                    COVENANTS

         5.1 Conduct of the Business. Seller agrees that, during the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or consented to by Buyer:

                           (a)      Seller, with respect to the Business, shall
not, and shall cause Nippon Selas and SW Selas not to (i) sell or dispose of any of its properties or assets, except in the ordinary course of business other than cash dividends or distributions by Nippon Selas or Selas SW to Seller; (ii) make any loans, advances (other than advances in the ordinary course of business) or capital contributions to, or investments in, any other person;
(iii) terminate or materially amend any of its contracts, leases or licenses, except in the ordinary course of business; (iv) enter into any new agreement other than customer contracts or renewals of existing agreements or otherwise in the ordinary course of business; (v) enter into any written employment agreement with any employee, or increase in any manner the compensation of any of the officers or other employees of the Business, Nippon Selas or SW Selas, except for such increases as are granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases); (vi) adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees of the Business, Nippon Selas or SW Selas, except increases required by any applicable law, rule or regulation; (vii) make any change in any of its present

                                                                    CONFIDENTIAL


accounting methods and practices, except as required by changes in GAAP, or
(viii) enter into contract agreement or transaction outside of the ordinary course of business.

                           (b)      Seller, with respect to the Business, shall,
and shall cause Nippon Selas and SW Selas to: (i) conduct its business only in the ordinary course of business consistent with past practice; (ii) except as otherwise directed by Buyer in writing, and without making any commitment on Buyer's behalf, use its commercially reasonable efforts to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it; (iii) confer with Buyer prior to implementing operational decisions of a material nature; (iv) otherwise report periodically to Buyer concerning the status of its business, operations and finances; (v) make no material changes in management personnel without prior consultation with Buyer;
(vi) maintain the Assets and all assets of Nippon Selas and SW Selas in a state of repair and condition consistent with its current practices; (vii) keep in full force and effect, without amendment, all material rights relating to Seller's business; (viii) comply in all material respects with all laws and regulations and contractual obligations applicable to the operations of the Business; (ix) continue in full force and effect the insurance coverage under the policies set forth in Section 3.19 of the Disclosure Schedule; (x) cooperate with Buyer and assist Buyer in identifying the Permits required by Buyer to operate the Business from and after the Closing Date and assisting Buyer in Buyer's effort to either transfer existing Permits to Buyer, where permissible, or to obtain new Permits; (xi) upon request from time to time, execute and deliver all documents, and do all other acts that may be reasonably necessary or desirable in the opinion of Buyer to consummate the transactions contemplated by this Agreement, all without further consideration; and (xii) maintain all books and records relating to the Business in the ordinary course of business consistent with past practice.

         5.2      Access to Information.

                           (a)      Between the date of this Agreement and the
Closing, Seller shall (i) give Buyer and its authorized representatives reasonable access to all books, records, offices and other facilities and properties of Seller, relating solely to the Business, Nippon Selas and SW Selas; (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request, except for any intrusive tests of the real property except with Seller's consent, which will not be unreasonably withheld, and the consent of the landlord of such real property; and (iii) cause the officers of Seller to furnish Buyer with such financial and operating data and other information with respect to the Business as Buyer may from time to time reasonably request; provided, however, that any such investigation shall be conducted during normal business hours under the supervision of Seller or Seller's representative and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not interfere unreasonably with the business operations of Seller, Nippon Selas or SW Selas.

                           (b)      All information concerning Seller furnished
or provided by Seller or its affiliates to Buyer or its representatives or obtained by Buyer from Seller, Nippon Selas or SW Selas in connection with this Agreement (whether furnished, provided or obtained before or

                                                                    CONFIDENTIAL


after the date of this Agreement) shall be held subject to a confidentiality agreement between Seller and Buyer, dated as of November 1, 2004 (the "Confidentiality Agreement").

         5.3      Consents.

                           (a)      Each of Seller and Buyer shall cooperate,
and use its reasonable best efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement. In addition to the foregoing, Buyer agrees to provide such assurances as to financial capability, resources and credit worthiness as may be reasonably requested by any third party whose consent or approval is sought hereunder.

                           (b)      With respect to any agreements for which any
required consent or approval is not obtained prior to the Closing, and Buyer nevertheless chooses to proceed with Closing, Seller and Buyer shall each use its reasonable best efforts to obtain any such consent or approval as soon as commercially practicable after the Closing Date until such consent or approval has been obtained, and Seller and Buyer shall use their reasonable best efforts to provide the Buyer and the other parties to such agreements with the same benefits arising under such agreements, including performance by Buyer, Nippon Selas or SW Selas as agent or subcontractor for Seller and Buyer, if legally and commercially feasible, provided, that Buyer and Nippon Selas and SW Selas shall provide Seller with such access to the premises, books and records and personnel as is necessary to enable Seller to perform its obligations under such agreements and Buyer, Nippon Selas or SW Selas shall pay or satisfy the corresponding liabilities for the enjoyment of such benefits to the extent Buyer, Nippon Selas or SW Selas would have been responsible therefor if such consent or approval had been obtained. Once a consent is obtained, Seller shall promptly assign, transfer, convey and deliver such Assigned Contract to Buyer.

         5.4 Best Efforts. Each of Seller and Buyer shall cooperate, and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including Seller assisting Buyer as Buyer may reasonably request in securing employment arrangements with those employees of the Business identified by Buyer and assisting Buyer as Buyer may reasonably request with respect to providing information relevant to the Business as may be requested by Buyer's lender who may be providing financing for the Purchase Price.

         5.5 Public Announcements. Prior to the Closing, except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of the party may be required by law, in which case the parties will exercise their reasonable best efforts to reach mutual agreement as to the language of any such report, statement or press release.

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                                                                    CONFIDENTIAL


         5.6 Consummation. Each party hereto shall use its reasonable best efforts to consummate the transactions contemplated by this Agreement and shall not take any action inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transactions contemplated hereby. Further, Seller will use its reasonable best efforts to ensure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within the control of Seller, and Buyer will use its reasonable best efforts to ensure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within the control of Buyer. Seller and Buyer also covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use all reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

         5.7      Employees; Employee Benefits.

                           (a)      Immediately following the Closing, Buyer
shall cause Nippon Selas and SW Selas to offer to continue to employ each of their respective employees on terms substantially equivalent to those in effect before Closing and Buyer shall offer to employ all current active employees of the Business (collectively, "Employees"). Those employees who accept such offers of employment and become employed by Buyer as of the Closing Date shall be referred to herein as the "Transferred Employees". Buyer shall give full credit for all service with Seller, Nippon Selas and SW Selas, and any predecessor thereto to the extent that service with such predecessor entity was recognized under the applicable plans of Seller, Nippon Selas or SW Selas, to any Employee employed by Buyer, Nippon Selas or SW Selas for all purposes, including waiting periods relating to preexisting conditions under medical plans, eligibility to participate in, vesting and payment of benefits under, and eligibility for early retirement or any subsidized benefit provided for under, any employee benefit plan (including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained by Buyer or its subsidiaries (including, without limitation, any vacation or accrued sick pay plan or policy) on or after the Closing Date, except to the extent not allowable under the terms of any insurance policy maintained in connection with such plan. Prior to the Closing, Seller shall furnish Buyer with a list of the length of service with Seller, with respect to the Business, Nippon Selas and SW Selas for each of the Employees.

                           (b)      Upon Closing, at the option of Buyer, and in
cooperation with Seller, either (i) Seller shall assign to Buyer its rights, authority, and interests under, and Buyer shall assume, the obligations of Seller with respect to the insurance policies maintained in connection with those Business Plans that are Welfare Plans set out in Section 5.7(b) of the Disclosure Schedule, to the extent allowable under such insurance policies (the "Assumed Policies"), or (ii) Buyer shall establish, effective as of the Closing Date, employee benefit plans of its own for the benefit of Transferred Employees.

                           (c)      Effective as of the Closing Date, Seller
shall assign to Buyer its rights, authority, and interests under, and Buyer shall assume, the obligations of Seller with respect to the Selas Corporation Union Employees 401(k) Savings Plan and the Selas Corporation Salaried Employees 401(k) Plan (the "Assumed 401(k) Plans").

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                                                                    CONFIDENTIAL


                           (d)      Effective as of the Closing Date: (i) Seller
shall assign to Buyer its rights, authority, and interests under, and Buyer shall assume the obligations of Seller with respect to the Selas Corporation of America Flexible Benefits Plan ("125 Plan"), and (ii) Seller shall remit to Buyer an amount equal to the excess, if any, as of Closing, of the aggregate of positive account balances under the 125 Plan over the aggregate of the negative account balances under the 125 Plan.

                           (e)      Upon Closing, Seller shall assign to Buyer
its rights, authority, and interests under, and Buyer shall assume the obligations of Seller with respect to the Selas Corporation of America Pension Plan for Union Employees and the Selas Corporation of America Salaried Retirement Plan (the "Defined Benefit Pension Plans"). Notwithstanding Buyer's assumption of Seller's obligations under the Defined Benefit Pension Plans, the Assumed Policies, the Assumed 401(k) Plans, and the 125 Plan (collectively, the "Assumed Plans"), or Buyer's establishment of new benefit plans as described in
Section 5.7(b)(ii), the obligations assumed by Buyer shall not include any obligation, liability, or expense incurred by reason of error, default, or negligence of Seller or any person Seller is obliged to indemnify; any duty or obligation that was required, by law or otherwise, to be performed, completed, contributed, or paid before the Closing Date; any duty or obligation of Seller arising out of the failure of Seller or any Assumed Plan to comply with any legal requirement or terms of the plan or policy for any period before the Closing Date; or any other liability or obligation of Seller that arose before the Closing Date.

                           (f)      Seller shall remit all amounts held by
Seller at the Closing Date that Seller had withheld from compensation of employees in connection with their participation in the Assumed Policies or Assumed 401(k) Plans to the appropriate insurer or trustee in a timely fashion in accordance with ERISA and the terms of the plan or policy.

                           (g)      The Seller shall promptly provide Buyer with
all records Buyer reasonably determines to be necessary or pertinent to the Assumed Plans.

                           (h)      If Buyer does not elect to assume, or the
insurer does not consent to the assumption by Buyer of, the insurance policy maintained in connection with Seller's long or short term disability plan covering employees of the Business, then, with respect to any employee of the Business who was covered by Seller's short or long term disability plan immediately before the Closing and who is ineligible for coverage under Buyer's short or long term disability plan after the Closing because of an actively at work requirement or who does not become a Transferred Employee at the Closing, Seller shall cause its short or long term disability plan to continue to cover such employee for as long as coverage would have been available under Seller's plan as in effect before the Closing.

                           (i)      No third party shall be entitled to enforce
any provision of this Section 5.7.

                           (j)      Effective as of the Closing Date, Buyer
shall assume responsibility for providing continued group health plan coverage pursuant to COBRA to

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                                                                    CONFIDENTIAL


                                    (A)      all Transferred Employees and
                                             "qualified beneficiaries" (as
                                             defined under COBRA) associated
                                             with Transferred Employees, to the
                                             extent that entitlement to COBRA
                                             coverage arises out of Seller's
                                             sale of the Assets to Buyer or out
                                             of any event that occurs after the
                                             Closing Date, and

                                    (B)      all current and former employees of
                                             the Seller and their qualified
                                             beneficiaries identified in Section
                                             5.7(j) of the Disclosure Schedule
                                             as receiving or being eligible to
                                             elect COBRA coverage as of the
                                             Closing Date.

Seller shall be and remain responsible for COBRA benefits with respect to all employees of the Seller and the Business other than those described in clauses
(A) and (B).

                           (k)      On and after the Closing Date, Buyer shall
become the sponsor and fiduciary of the Assumed Plans, and shall be solely responsible for the maintenance and administration of such Assumed Plans. For all periods prior to the Closing Date, Seller shall be and remain the sponsor and fiduciary of the Assumed Plans, and shall be solely responsible for the maintenance and administration of the Assumed Plans. Seller shall take all actions necessary to effectuate the change of plan sponsorship and transfer of fiduciary responsibilities including, but not limited to, notifying trustees and funding agents and obtaining any requisite consents.

                           (l)      Seller covenants and agrees as follows:

                                    (i)      Seller shall provide any
Transferred Employee who is a union employee ("Eligible Union Transferred Employees"), upon retirement (including early retirement) on or before March 31, 2008, with the same retiree medical benefits to which such Eligible Union Transferred Employee would have been entitled under Seller's Retiree Medical Plan for Union Employees had he been eligible for and retired with Seller and applied for benefits immediately prior to the Closing Date except that Seller's out-of-pocket cost for premiums for such coverage with respect to Eligible Union Transferred Employees who were not eligible for retirement at the time of Closing shall be limited to the premium amount(s) in effect in 2004.

                                    (ii)     Seller shall provide any
Transferred Employee who is a salaried employee and who, immediately prior to the Closing Date, was eligible to retire and receive benefits under Seller's Retiree Medical Plan for Salaried Employees ("Eligible Salaried Transferred Employees"), upon retirement (including early retirement) or termination of employment with Buyer, with the same retiree medical benefits such Eligible Salaried Transferred Employee would have received under such plan had he retired or terminated employment with Seller and applied for benefits immediately prior to the Closing Date.

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                                                                    CONFIDENTIAL


         5.8      Certain Tax Matters.

                           (a)      Seller shall prepare or cause to be prepared
all Tax Returns that will be filed by Buyer with respect to Nippon Selas and SW Selas for taxable periods ending on or before the Closing Date (the "Short-Period Returns"). Seller shall pay or accrue on the Closing Balance Sheet all Taxes shown to be due on the Short-Period Returns.

                           (b)      Buyer shall timely prepare and file or cause
to be timely prepared and filed all Tax Returns for Nippon Selas and SW Selas to be filed for taxable periods beginning or ending after the Closing Date. Buyer shall timely pay or cause to be paid the amount of Taxes due shown on such Tax Returns.

                           (c)      Seller shall have sole control over all Tax
audits of Nippon Selas and SW Selas for any period that ends on or before the Closing Date and shall be fully responsible for Tax payments, penalties and assessments resulting therefrom with respect to periods ending on or before the Closing Date in excess of amounts accrued therefor on the Closing Balance Sheet. Buyer shall have sole control over all audits and other proceedings that relate to Taxes of Nippon Selas and SW Selas for any period that begins after the Closing Date and shall be fully responsible for Tax payments, penalties and assessments resulting therefrom with respect to periods that begin after the Closing Date. Seller and Buyer shall cooperate as to any audits or other proceedings that relate to Taxes of Nippon Selas or SW Selas for any period that begins before the Closing Date and end after the Closing Date.

                           (d)      Seller and Buyer shall reasonably cooperate,
and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller will need access, from time to time, after the Closing Date, to certain accounting and tax records and information held by Nippon Selas or SW Selas to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees that from and after the Closing Date Buyer shall, and shall cause Nippon Selas or SW Selas to, (A) retain and maintain such records until such time as Seller determines that such retention and maintenance is no longer necessary and (B) allow Seller and its agents and representatives (and agents and representatives of its affiliates), to inspect, review and make copies of such records as Seller may reasonably deem necessary or appropriate from time to time.

                           (e)      For a period of seven (7) years from the
Closing Date, Buyer shall not, and shall cause Nippon Selas or SW Selas not to, dispose of or intentionally destroy any of the business records and files of Nippon Selas or SW Selas relating to Taxes in existence on the Closing Date without first offering to turn over possession thereof to Seller by written notice to Seller at least thirty (30) days prior to the proposed date of such disposition or intentional destruction.

                           (f)      [Intentionally Omitted.]

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                           (g)      Notwithstanding any other provisions of this
Agreement to the contrary, all sales, use, transfer, gains, stamp, duties, recording and similar Taxes (other than Taxes on the income of Seller) incurred in connection with the transactions contemplated by this Agreement shall be paid by Buyer. Buyer shall, at its own expense, accurately file or cause to be filed all necessary Tax Returns and other documentation with respect to such Taxes and timely pay, or cause to be paid, all such Taxes. If required by applicable law, Seller will join in the execution of any such Tax Returns or such other documentation.

         5.9      [Intentionally Omitted.]

         5.10 Books and Records. All books, records, drawings and other records (collectively "Records") delivered by Seller to Buyer will be preserved by Buyer for a period of at least seven (7) years following the Closing (the "Retention Period") and Buyer will permit Seller and its authorized representatives to have reasonable access to, and examine and make copies of, all such Records as reasonably requested by Seller. In the event that Buyer elects to dispose of or destroy any such Records at any time during or after the Retention Period, Buyer shall provide Seller 60 days prior written notice to review the Records proposed to be disposed of or destroyed and will deliver to Seller or to a third-party storage facility designated by Seller ("Third Party Storage Facility") (each at Seller's expense) any Records Seller requests.

         5.11 Acknowledgement of Personal Property. The parties hereto agree and acknowledge that the personal property listed in Section 5.11 of the Disclosure Schedule is personal property owned by the Seller or Employees and Seller or such Employees shall be entitled to remove such personal property from the premises of the Business.

         5.12     Release of Guarantees and Liens.

                           (a)      On or before Closing, Seller shall cause,
and shall provide Buyer with reasonably sufficient proof that, all guarantees made by Nippon Selas or SW Selas for the benefit of Seller, including but not limited to, guarantees with respect to the credit facilities of Seller, to be terminated and released.

                           (b)      On or before Closing, Seller shall cause,
and shall provide Buyer with reasonably sufficient proof that, all security interests, encumbrances and liens on the Assets and assets owned by Nippon Selas and SW Selas, which liens arise from or in connection with credit facilities of Seller, to be terminated and released.

                           (c)      On or before Closing, Buyer shall cause, and
shall provide Seller with reasonably sufficient proof that, Seller to be released from all guarantees made by Seller for the benefit of Nippon Selas or SW Selas listed on Section 5.12(c) of the Disclosure Schedule. In the event that Buyer is not able to obtain the release of such guarantees, Buyer shall indemnify Seller with respect to such guarantees as an Assumed Liability pursuant to Section 9.3.

         5.13 Assignment, Assumption and Release Agreements. Seller has entered into a Change of Control Agreement with each of Arnold J. Grever, James
G. Anderson, and John T. Keane. At the Closing, Buyer shall assume the obligations under such agreements and shall

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                                                                    CONFIDENTIAL


obtain the release of Seller from its obligations thereunder pursuant to an Assignment, Assumption and Release Agreement in the form of Exhibit 5.13 attached hereto duly executed by Buyer and each of the parties to such agreements.

         5.14 Supplemental Disclosure. Seller shall promptly from time to time prior to the Closing supplement or amend in writing its Disclosure Schedule with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in such Disclosure Schedule. If (without consideration of the materiality qualifications contained in individual representations and warranties) the changes pursuant to such supplements and amendments, in the aggregate, are breaches of Seller's representations and warranties that are reasonably likely to involve sums equal to or in excess of $50,000 to remedy (collectively, "Material and Adverse Change Disclosures"), Buyer shall have the right to terminate this Agreement in accordance with the procedures set forth in
Section 7.1(a). If Buyer terminates the Agreement due to Material and Adverse Change Disclosures: Buyer's sole remedy shall be to require Seller to reimburse Buyer, and Seller will reimburse Buyer for its reasonable expenses, not to exceed $20,000 in the aggregate If Buyer elects to complete Closing notwithstanding such Material and Adverse Change Disclosures, the disclosure of such Material and Adverse Change Disclosures shall be deemed to have been made as of the date of this Agreement and to have cured any breach of any representation or warranty made in this Agreement for all purposes of this Agreement, however, Section 9.4(a) shall no longer apply to Seller and such section shall be of no further effect and Buyer shall be entitled to seek indemnification from Seller or to reduce the Purchase Price on a dollar-for-dollar basis to the extent the changes pursuant to such supplements and amendments, in the aggregate, are breaches of Seller's representations and warranties as of the date of this Agreement that involve sums in excess of $50,000 to remedy.

         5.15 Accuracy of Representations and Warranties. Each party will immediately advise the other party in writing if (a) any of the representations or warranties of such party is untrue or incorrect in any material respect, or
(b) such party becomes aware of the occurrence of any event or state of facts that results in any of the representations and warranties of such party being untrue or incorrect in any material respect. Neither party will take any action, or omit to take any action, that would result in any of such party's representations and warranties set forth in this Agreement to be untrue or incorrect as of the Closing Date in any material respect.

         5.16 Non-competition. For a period of seven years after the Closing, Seller shall not, directly or indirectly, compete against Buyer, Nippon Selas or SW Selas with respect to the Business. This agreement not to compete shall apply as to the Business with all customers of the Business, Nippon Selas and SW Selas as of (or within one year prior to) the Closing or as to which the Seller, with respect to the Business, Nippon Selas or SW Selas has proposals or quotations outstanding as of the Closing. If a court of competent jurisdiction determines that the term or extent of this covenant not to compete is too long or broad, the term and/or extent shall be reduced to the extent necessary to make it enforceable. Further as soon as practicable after the Closing, Seller agrees, on behalf of itself and person or entity controlled by or under common control with Seller, to cease all use of "Selas" as a trademark, trade name or in any other manner, including but not limited to making all appropriate amendments to its Certificate of Incorporation. Seller acknowledges and agrees that this Section 5.16 is reasonable, necessary to

                                       34
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                                                                    CONFIDENTIAL


protect and preserve Buyer's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller and is a material portion of the consideration given by Seller to induce Buyer to enter into this Agreement.

         5.17 Large Furnace Business. Buyer understands and agrees that the name "Selas" and any variation thereof and the Licensed IP (as defined in the Andritz License Agreement) may not be used in a business that is competitive with the Large Furnace Business.

         5.18     Transition and Consulting Services.

                           (a)      For a period of 90 days after Closing, Buyer
shall and shall cause Nippon Selas and SW Selas to make available to Seller, at no cost to Seller, the services of Buyer's, Nippon Selas' and SW Selas' accounting and administrative personnel to assist Seller in closing the books of Seller with respect to the Business and preparing the Closing Balance Sheet and any final tax returns.

                           (b)      From time to time after Closing, Buyer shall
provide such reasonable technical assistance and access to Records (as defined in Section 5.10), including without limitation, reviewing and obtaining information from any Records of the Business in the possession of the Seller or held at the Third Party Storage Facility, to permit Seller to defend itself in litigation and for other proper proposes. Seller shall reimburse Buyer for its reasonable out of pocket expenses in connection with such assistance and at a rate of $60.00 per man hour for Buyer's personnel providing assistance in excess of an aggregate of 300 man hours in a calendar year. Any access by Seller to Buyer's Records shall be conducted during normal business hours under the supervision of Buyer and in such a manner as to not interfere unreasonably with the business operations of Buyer.

                           (c)      Buyer shall administer Seller's Retiree
Medical Plans for four (4) years following Closing. Seller shall continue to pay its portion of each insurance premium for each retired employee who pays his/her portion of the medical insurance premium. Buyer shall establish a reporting system and provide reports to Seller so that Seller can transmit medical insurance premium payments to Buyer and so that Seller can be assured that it is paying the correct amount.

         5.19 Customer and other Business Relationships. Neither Seller nor any of its officers, employees or agents shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name of the or business of Buyer.

         5.20     [intentionally omitted]

         5.21 Plant Closing Laws. Seller shall bear all responsibility for, and related costs associated with complying with the terms of the federal Worker Adjustment and Retraining Notification Act (the "WARN Act") and any similar, applicable state or local laws with respect to all such employees of the Business as of the Closing Date. Seller shall terminate the employment of all employees of the Business prior to the Closing of the transactions

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                                                                    CONFIDENTIAL


contemplated by this Agreement, such that no employees of the Business shall be considered or deemed the employees of the Buyer, except to the extent for employees employed by Buyer.

         5.22 Assurance of Continuity. If Seller ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of ten years following Closing, Seller shall provide Buyer with quarterly unaudited financial statements consisting of a balance sheet and income statement within 45 days of the end of each fiscal quarter. If Seller sells substantially all of its assets or otherwise reorganizes, Seller agrees that it shall cause any successor entity to assume Seller's obligations hereunder. Buyer shall maintain the confidentiality of any financial statements provided by Seller (other than those publicly filed with the SEC.)

                                   ARTICLE VI
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

         6.1 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated herein is subject to the satisfaction (or mutual waiver) at or prior to the Closing of the following conditions:

                           (a)      No statute, rule or regulation shall have
been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the transactions contemplated hereby;

                           (b)      There shall not be in effect any judgment,
order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

                           (c)      Seller and Buyer shall have obtained in
writing all consents set forth in Section 6.1(c) of the Disclosure Schedule that the parties have determined are necessary to consummate or facilitate consummation of this Agreement and any related transactions; and

                           (d)      There shall not be any suit, action,
investigation, inquiry or other proceeding instituted, pending or threatened by any governmental or other regulatory or administrative agency or commission that seeks to enjoin or otherwise prevent consummation of the transactions contemplated hereby.

         6.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                           (a)      Without giving effect to any materiality
qualifiers contained therein, the representations and warranties of Buyer contained in Article III of this Agreement shall be true and correct in all material respects in the aggregate as of the Closing Date as if made at and as of the Closing Date, except for changes permitted or contemplated hereby and except for representations and warranties which are made as of a specific date, which shall be true and correct in all material respects in the aggregate at such date;

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                                                                    CONFIDENTIAL


                           (b)      Buyer shall have performed in all material
respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof; and

                           (c)      Buyer shall have delivered to Seller or its
affiliates those items set forth in Section 7.2 hereof.

         6.3 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

                           (a)      Without giving effect to any materiality
qualifiers contained therein, the representations and warranties of Seller contained in Article IV of this Agreement shall be true and correct in all material respects in the aggregate as of the Closing Date as if made at and as of the Closing Date, except for changes permitted or contemplated hereby and except for representations and warranties which are as of a specific date, which shall be true and correct in all material respects in the aggregate at such date;

                           (b)      Seller shall have performed in all material
respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

                           (c)      Seller or its affiliates or agents shall
have delivered to Buyer those items set forth in Section 7.1 hereof.

                                  ARTICLE VII
                  DELIVERIES; BOOKS AND RECORDS OF THE COMPANY

         7.1 Deliveries by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer (unless delivered previously) the following:

                           (a)      A Bill of Sale and Assignment Agreement with
respect to the Assets, in form acceptable to the parties ("Bill of Sale and Assignment Agreement"), duly executed by Seller;

                           (b)      An Assumption Agreement with respect to the
Assumed Liabilities, in form acceptable to the parties ("Assumption Agreement"), duly executed by Seller;

                           (c)      The stock certificate or certificates (or
similar evidence of ownership) representing the Interests, accompanied by stock powers duly executed in blank or duly executed stock transfer forms or instruments of transfer, with any required transfer stamps attached, which validly transfer title of the Interests;

                           (d)      Any Assignment, Assumption and Release
Agreements (as defined in Section 5.13), duly executed by the employees of Seller that are a party thereto;

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                                                                    CONFIDENTIAL


                           (e)      Duly executed comprehensive mutual releases
in the form of Exhibit 7.1(e) attached hereto between Seller and each of Nippon Selas and SW Selas concerning all claims against the other party, save only for matters arising out this Agreement;

                           (f)      All the minute books, stock books, ledger
books and corporate seal of Nippon Selas and SW Selas;

                           (g)      All the books and records of Seller, with
respect to the Business, Nippon Selas and SW Selas;

                           (h)      A certificate, dated the Closing Date,
certifying as to the matters described in Sections 6.3(a) and (b) hereof;

                           (i)      A certificate or certificates dated the
Closing Date and signed on behalf of the Seller by its Secretary (i) stating that (A) the copy of Seller's charter, articles or certificate of incorporation attached to the certificate is true, correct and complete, (B) no amendment to such charter, articles or certificate of incorporation has occurred since the date of the last amendment annexed (such date to be specified), (C) a true and correct copy of Seller's bylaws as in effect on the date thereof and at all times since the adoption of the resolutions referred to in clause (D) of this paragraph is attached to the certificate, (D) the resolutions by Seller's board of directors authorizing the execution, delivery and performance of this Agreement (and all other documents and instruments executed in connection herewith), and authorizing the transactions contemplated thereby, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate); and (ii) setting forth Seller's incumbent officers on such certificate or certificates;

                           (j)      An Assignment and Assumption Agreement of
the Collective Bargaining Agreement among the Union, Seller and Buyer, in form acceptable to Buyer and Seller, duly executed by Seller;

                           (k)      All other documents, instruments and
writings required or reasonably requested to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

         7.2 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Seller (unless previously delivered) the following:

                           (a)      The Purchase Price referred to in Section
1.2(a) including the Promissory Note, duly executed by Buyer;

                           (b)      The Bill of Sale and Assignment Agreement,
duly executed by Buyer;

                           (c)      The Assumption Agreement, duly executed by
Buyer;

                           (d)      The Assignment, Assumption and Release
Agreements (as defined in Section 5.13), duly executed by Buyer;

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                                                                    CONFIDENTIAL


                           (e)      A certificate, executed by an authorized
officer of Buyer, dated the Closing Date, certifying as to the matters described in Sections 6.2(a) and (b)] hereof;

                           (f)      A certificate or certificates dated of the
Closing Date and signed on behalf of the Buyer by an authorized officer (i) stating that (A) the copy of Buyer's certificate of formation is true, correct and complete, (B) no amendment to such certificate of formation has occurred since the date of the last amendment annexed (such date to be specified), (C) a true and correct copy of the relevant provisions of Buyer's operating agreement or similar agreement, if any, with respect to the power and authority of the Buyer to effect the transactions contemplated hereby and the authority of the officers or other representatives of the Buyer to execute, deliver and perform the Agreement and the other documents contemplated hereby, as in effect on the date thereof and at all times since the adoption of the resolutions referred to in clause (ii) of this paragraph is annexed to such certificate, (ii) the resolutions by Buyer's governing body and by Buyer's members, to the extent applicable, authorizing the execution, delivery and performance of this Agreement (and all other documents and instruments executed in connection herewith), and authorizing the transactions contemplated thereby, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate); and (iii) setting forth Buyer's incumbent officers on such certificate or certificates;

                           (g)      An Assignment and Assumption Agreement of
the Collective Bargaining Agreement among the Union, Seller and Buyer, in form acceptable to Buyer and Seller, duly executed by the Union and the Buyer;

                           (h)      A Guaranty in the form attached as Exhibit
7.2(h) ("Guaranty"), duly executed by Lionheart Holdings LLC ("Parent"); and

                           (i)      All other documents, instruments or writings
required or reasonably requested to be delivered by the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

         8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

                           (a)      by either Buyer or Seller if one or more
breaches of this Agreement that are material in the aggregate have been committed by the other party and such breach or breaches have not been waived; provided however that a material breach shall not give rise to a right to terminate this Agreement under this Section 8.1(a) unless and until (i) the non-breaching party delivers a written notice to the breaching party, notifying the breaching party of the breach (including a reasonable description thereof) and (ii) the breaching party fails to cure such breach within ten (10) days after delivery of such written notice.

                           (b)      (i) by Buyer if any of the conditions in
Section 6.1 or Section 6.3 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes

                                                                    CONFIDENTIAL


impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section
6.1 or Section 6.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                           (c)      by mutual consent of Buyer and Seller; or

                           (d)      by either Buyer or Seller if the Closing has
not occurred (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before April 11, 2005, or such later date as the parties may agree upon.

         8.2 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given by the parties so terminating to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Seller, on the one hand, or Buyer, on the other hand. If this Agreement is terminated pursuant to Section 8.1 hereof:

                           (a)      Each party shall redeliver all documents,
work papers and other materials of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with the Confidentiality Agreement;

                           (b)      All filings, applications and other
submissions made pursuant hereto shall, at the option of Seller, and to the extent practicable, be withdrawn from the agency or other person to which made; and

                           (c)      Each party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the provisions of Section 5.5, Section 5.15 and Article X will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies, including any remedies set forth in this Agreement, will survive such termination unimpaired.

         8.3 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time only by a written agreement of Seller and Buyer. Any failure of Seller or Buyer to comply with any term or provision of this Agreement may be waived, with respect to Buyer, by Seller and, with respect to Seller, by Buyer, by an instrument in

                                       40
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                                                                    CONFIDENTIAL


writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                                   ARTICLE IX
                  SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION

         9.1 Survival of Representations and Warranties and Agreements. All representations, warranties, covenants, obligations and agreements of Seller and Buyer, made in this Agreement shall survive the Closing.

         9.2 Seller's Agreement to Indemnify. Subject to the terms and conditions set forth herein, from and after the Closing, Seller shall indemnify and hold harmless Buyer and its directors, officers, employees, affiliates (including for this purpose Nippon Selas and SW Selas), controlling persons, agents and representatives and their successors and permitted assigns ("Buyer Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, fines, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), including without limitation, any third party claims (collectively "Damages") asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (a) a breach by Seller of or inaccuracy in any representation or warranty of Seller contained in Article III of this Agreement as though such representations and warranties were made at and as of the Closing (except to the extent that any such representations and warranties are made as of a specified date, then as of such date), (b) any breach by Seller of, or any failure by Seller to fully carry out and perform, any agreement, covenant, undertaking or obligation of Seller in this Agreement including without limitation failure to pay, perform and discharge any liability or obligation of, or claim against, the Seller other than the Assumed Liabilities, or (c) Seller's operation of the Business prior to the Closing Date. The parties agree that the matters subject to indemnification pursuant to the preceding clauses (b) and (c) shall without limitation include
(i) any asbestos liability or other product liability claim with respect to products sold prior to Closing, (ii) any adverse environmental condition existing at the time of Closing with respect to any premises occupied by the Business for which Seller had liability and (iii) except as specifically assumed hereunder, any obligation of Seller to any employee or former employee of the Business.

         9.3 Buyer's Agreement to Indemnify. Subject to the terms and conditions set forth herein, from and after the Closing, Buyer shall indemnify and hold harmless Seller and its affiliates (it being understood that Nippon Selas and SW Selas shall not be considered an affiliate of Seller and shall not be entitled to indemnification by Buyer hereunder), agents and representatives and their successors and permitted assigns (collectively, the "Seller Indemnitees") from and against all Damages asserted against or incurred by any Seller Indemnitee as a result of or arising out of (a) a breach by Buyer of or inaccuracy in any representation or warranty by Buyer contained in Article IV of this Agreement as though such representations and warranties were made at and as of the Closing (except to the extent that any such representations and warranties are made as of a specified date, then as of such date), (b) any breach by Buyer of, or any failure by Buyer to fully carry out and perform, any agreement, covenant, undertaking or obligation of Buyer in this Agreement, including without limitation failure to pay, perform and

                                       41
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                                                                    CONFIDENTIAL


discharge the Assumed Liabilities or any liability of Nippon Selas or SW Selas,
(c) any breach by Buyer of, or any failure by Buyer to fully carry out and perform the Promissory Note, (d) all salaries, bonuses, commissions and vacation entitlements accrued on the Closing Balance Sheet but unpaid as of the Closing due to any Employee, (e) any claims of, or damages or penalties sought by, any Employee, or any governmental entity on behalf of or concerning any Employee, with respect to any act or failure to act by Buyer to the extent arising from the employment, discharge, layoff or termination of any Employee by Buyer after the Closing, and (f) Buyer's operation of the Business from and after the Closing Date.

         9.4 Limitations on Indemnification. The indemnification obligations set forth in this Article IX are subject to the following limitations:

                           (a)      No indemnification shall be made by the
Seller unless the aggregate amount of Damages exceeds $50,000 and, in the event that Damages exceed $50,000, indemnification shall be made by the Seller for such amount and all other future Damages for which Buyer is entitled to indemnification hereunder; provided, however, that this $50,000 limitation shall not apply with respect to Seller's indemnification obligations under Section 9.2(b) and (c).

                           (b)      In no event shall Seller's aggregate
obligation to indemnify the Buyer Indemnitees exceed $1,000,000 (the "General Cap"); provided, however that this General Cap limitation shall not apply with respect to Seller's obligation to indemnify the Buyer Indemnitees for the failure by Seller to pay, perform and discharge any liability or obligation of the Seller other than the Assumed Liabilities.

                           (c)      The obligations of a Seller on the one hand
or Buyer on the other hand, as applicable (the "Indemnitor") to indemnify the Buyer Indemnitees on the one hand or the Seller Indemnitees on the other hand, as applicable, (the "Indemnitees") pursuant to this Article IX are subject to the following provisions:

                                    (i)      The amount of any Damages shall be
reduced by any amount actually received by an Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor and by the amount of any reduction in Tax liability of the Companies or such Indemnitee with respect thereto. The Indemnitees shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If an Indemnitee receives an amount under insurance coverage or from such other party or a reduction in Tax liability with respect to Damages at any time subsequent to any indemnification provided by an Indemnitor pursuant to this Section 9, then such Indemnitee shall promptly reimburse the Indemnitor, for any payment made or expense incurred by Indemnitor in connection with providing such indemnification up to such amount received by the Indemnitee, or the reduction in tax liability as applicable;

                                    (ii)     An Indemnitee shall make
commercially reasonable efforts to mitigate any claim or liability that an Indemnitee asserts under this Section 9. In the event that an Indemnitee shall fail to make such commercially reasonable efforts to mitigate any claim or liability, then notwithstanding anything else to the contrary contained herein, the Indemnitor shall

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                                                                    CONFIDENTIAL


not be required to indemnify an Indemnitee to the extent that any Damages would have been avoided if an Indemnitee had made such efforts.

                                    (iii)    An Indemnitor shall be obligated to
indemnify the Indemnitees only for those claims giving rise to Damages as to which the Indemnitees have given an Indemnitor written notice thereof. Any written notice delivered by an Indemnitee with respect to Damages shall set forth with as much specificity as is reasonably practicable based on the information then known to the Indemnitee the basis of the claim for Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

                                    (iv)     Except for willful, knowing or
intentional fraud, remedies that cannot be waived as a matter of law and injunctive or provisional relief, if the Closing occurs, this Article IX shall be the exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Assets contemplated hereby.

                           (d)      Any claim by the Buyer, on the one hand, or
Seller, on the other hand, for indemnification under this Article IX must be made in accordance with Article IX, including Section 9.4(c)(iii), within eighteen (18) months of the Closing Date, or such claims shall be barred. Notwithstanding the foregoing: (a) claims by Buyer for breach of Seller's representations and warranties set forth in Sections 3.2, 3.3, 3.4, 3.9(c), and 3.21, or for matters described in Section 9.2(b) or Section 9.2(c), and (b) claims by Seller for beaches of Buyer's representations and warranties set forth in Sections 4.1(b), 4.3, 4.5, 4.7 and 4.9, or for the matters described in Sections 9.3(b), (c), (d) or (e), in any case may be made at any time, subject to any statute of limitations applicable to the underlying claim. Time shall be of the essence with regard to this Section 9.4(d).

         9.5 Third Party Indemnification. The obligations of an Indemnitor to indemnify Indemnitees under Section 9.2 or Section 9.3, as applicable, of this Article IX hereof with respect to Damages resulting from the assertion of liability by third parties (a "Claim"), will be subject to the following additional terms and conditions:

                           (a)      Any Indemnitee against whom any Claim is
asserted will give the Indemnitor advance written notice of any such Claim promptly after learning of such Claim, and the Indemnitor may, upon written notice to the Indemnitee, at its sole option elect to undertake and pay for the defense thereof by representatives of its own choosing but that is reasonably acceptable to the Indemnitee. The Indemnitor shall not, following and so long as it diligently conducts such defense, be liable to the Indemnitee for any fees of other counsel or any other expenses with respect to the defense of such Claim, however the Indemnitee may retain legal counsel of its own choosing to participate in the defense of such Claim at its own expense. If the Indemnitor, within thirty (30) days after written notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Indemnitee against whom such Claim has been made will (upon further written notice to Indemnitor) have the right to undertake the defense or reasonable compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnitor, and the costs and expenses of defense (including

                                       43
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                                                                    CONFIDENTIAL


reasonable attorneys' fees) of Claims and Damages (including the cost of any such reasonable compromise or settlement of any such Claim) for which indemnification is required under Article IX shall be reimbursed to the Indemnitee by the Indemnitor. Notice of any third-party Claim to the Indemnitor by the Indemnitee must specifically include to the extent available to
Indemnitee: (i) the factual basis for such Claim, and (ii) the amount of the Claim. For the purposes of investigation and/or defense of the Claim, the Indemnitee agrees to make available to the Indemnitor and/or its authorized representative(s) the information relied upon by the Indemnitee to substantiate the Claim and/or defend the Claim. The Indemnitee further agrees to give the Indemnitor reasonable access to the books, records, and assets of the Indemnitee that relate to the act or omission or occurrence upon which the third-party claim is based and the right of the Indemnitor, upon reasonable advance notice, to interview any relevant personnel of the Indemnitee concerning the Claim during normal business hours.

                           (b)      Anything in this Section 9.5 to the contrary
notwithstanding: (i) an Indemnitor shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the third-party claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such action, suit or proceeding and (ii) neither the Indemnitor nor the Indemnitee shall enter into any compromise or settlement of any action, suit or proceeding without the prior written consent of the other, which consent shall not be unreasonably withheld.

                                   ARTICLE X
                                  MISCELLANEOUS

         10.1 Fees and Expenses. Whether or not the transactions contemplated herein are consummated pursuant hereto, except as otherwise provided herein, each of Seller, on the one hand, and Buyer, on the other hand, shall pay all fees and expenses incurred by, or on behalf of, such party in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer shall be responsible for and pay all filing, transfer, recording and similar fees in connection with the recording of the transfer of the Intangible Assets to Buyer. Each of Seller, on the one hand, and Buyer, on the other hand, shall indemnify and hold harmless the other party from and against any and all claims or liabilities for financial advisory and finders' fees incurred by reason of any action taken by such party or otherwise arising out of the transactions contemplated by this Agreement by any person claiming to have been engaged by such party.

         10.2 Further Assurances. From time to time after the Closing Date, at the request of another party hereto, each of the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         10.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; or (c) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number

                                       44
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                                                                    CONFIDENTIAL


for such party as shall be specified by notice given hereunder):

         If to Buyer, to:

         c/o Lionheart Holdings LLC
         150 Southfield Avenue, Suite 2436,
         Stamford, CT 06092
         Attention: David S. Bovenizer, Chief Executive Officer
         Tel No.:(203) 323-8192
         Fax No. (203) 323-8193

         with a copy to:

         Jaeckle Fleischmann & Mugel, LLP
         12 Fountain Plaza
         Buffalo, New York 14202-2292
         Attention: Peter G. Klein, Esq.
         Fax No.  (716) 856-0432

         If to Seller, to:

         Selas Corporation of America
         1260 Red Fox Road
         Arden Hills, MN 55112
         Attention: Robert F. Gallagher
                    Chief Financial Officer
         Tel. No.:  (652) 604-9515
         Fax No.:   651-636-3682

         with a copy to:

         Blank Rome LLP
         One Logan Square
         Philadelphia, PA 19103
         Attention: Francis E. Dehel, Esquire
         Tel No.: (215) 569-5532
         Fax No.  (215) 832-5532

All such notices, requests, demands, waivers and, communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously send via overnight delivery a copy of

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                                                                    CONFIDENTIAL


the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

         10.4 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

         10.5 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto.

         10.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of Seller, and its successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and its respective successors and permitted assigns, with respect to the obligations of Seller under this Agreement and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim liability, reimbursement, cause of action or other right.

         10.7     Interpretation.

                           (a)      The article and section headings contained
in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                           (b)      As used in this Agreement, the term
"person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           (c)      As used in this Agreement, the term
"affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                           (d)      As used in this Agreement, the phrases "to
the knowledge of Seller" or "to the knowledge of Seller" or similar phrases in regard to the Seller's, Nippon Selas' or SW Selas knowledge, shall mean the actual knowledge, after due investigation, of Mark S. Gorder, Robert F. Gallagher, Arnold J. Grever, Norbert Gentzsch, Tadao Horano, James Anderson and John T. Keane.

                           (e)      In the event an ambiguity or a question of
intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption

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                                                                    CONFIDENTIAL


or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         10.8 Jurisdiction and Consent to Service. Without limiting the jurisdiction or venue of any other court, each of Seller and Buyer (a) agrees that any suit, action or proceeding arising out of or relating to this Agreement may be brought solely in the state courts in Montgomery County Pennsylvania or Federal courts of the Eastern District of Pennsylvania; (b) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court; and (d) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

         10.9 Entire Agreement. This Agreement, the Disclosure Schedule, and the Exhibits and other documents referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, including, without limitation, the Letter of Intent dated December 23, 2004 between Seller and Buyer ("Letter of Intent"). The Confidentiality Agreement shall survive the execution of this Agreement.

         10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         10.11 Specific Performance. The parties agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

         10.12 Disclosure Schedule. Upon the execution hereof, Seller shall deliver to Buyer the Disclosure Schedule (the "Disclosure Schedule"), which discloses certain information called for in Article III and elsewhere in this Agreement. The Disclosure Schedule shall be subject to the following terms and conditions:

                           (a)      Unless the context otherwise requires, any
terms used in the Disclosure Schedule but not defined therein shall have the meanings ascribed thereto in this Agreement;

                           (b)      The section numbers used in the Disclosure
Schedule correspond to the section numbers of this Agreement; provided however, that, notwithstanding the parties' efforts to properly prepare the Disclosure
Schedule in accordance with the foregoing, the disclosures set forth in an particular section of the Disclosure Schedule shall, to the extent that

                                       47
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                                                                    CONFIDENTIAL


such disclosures would be appropriate, be deemed to be disclosed on all the other sections of the Disclosure Schedule therein;

                           (c)      [Intentionally Omitted];

                           (d)      No disclosure of any matter contained
therein shall create an implication that such matter meets any standard of materiality. Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature, nor shall the inclusion of any item be construed as implying that any such item is "material" for any purpose;

                           (e)      Any disclosures contained therein which
refer to a document are qualified in their entirety by reference to the text of such document, a true and complete copy of which was included in the due diligence information supplied to Buyer; and

                           (f)      Headings and introductory language have been
inserted on the sections of the Disclosure Schedule for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the Sections as set forth in this Agreement.

         10.13 Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and parties may provide signatures to the other parties by facsimile, provided that an original copy of such signature be delivered to such other parties as soon as practicable.

                                    * * * * *























                                       48
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                                                                    CONFIDENTIAL


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, intending to be legally bound hereby, as of the date first written above.



                                     SELLER:

                                     SELAS CORPORATION OF AMERICA



                                     By: /s/ Robert F. Gallagher
                                         -------------------------------------
                                              Name: Robert F. Gallagher
                                              Title: Chief Financial Officer


                                     BUYER:

                                     SELAS HEAT TECHNOLOGY COMPANY LLC



                                     By: /s/ David S. Bovenizer
                                         -------------------------------------
                                              Name: David S. Bovenizer
                                              Title: Chief Executive Officer
















                                       49
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   The exhibits and schedules listed below are omitted pursuant to Regulation
   S-K, Item 601(b)(2). Intricon Corporation agrees to furnish a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request.

   Exhibit 1.3          Promissory Note
   Exhibit 5.13         Assignment, Assumption and Release Agreement
   Exhibit 7.1(e)       Releases
   Exhibit 7.2(h)       Guaranty

   1.2.1     Accounts Receivable.
   1.2.2     Tangible Assets.
   1.2.3     Inventory.
   1.2.4     Contracts.
   1.2.5     Intangibles.
   1.2.7     Records and Goodwill.
   1.2.8     Prepaid Expenses.
   2.2.1     Warranty Reserves.
   3.3       Interests.
   3.4       Ownership of the Interests.
   3.5       Consents and Approvals:  No Violations.
   3.6       Financial Statements.
   3.7       Absence of Undisclosed Liabilities.
   3.8       Absence of Material Adverse and Other Changes.
   3.9       Title, Ownership and Related Matters.
   3.10      Leases.
   3.11      Intellectual Property.
   3.12      Accounts Receivable.
   3.15      Litigation.
   3.16      Compliance with Applicable Law.
   3.17      Certain Contracts and Arrangements.
   3.18      Employee Benefit Plans; ERISA; Employees.
   3.19      Insurance.
   3.19      Insurance (continued).
   3.20      Environmental Matters.
   3.21      Taxes.
   3.22      Related Party Transactions.
   3.24      Permits and Licenses.
   3.25      Conduct of Business.
   3.26      Employees.
   3.27      Suppliers and Customers.
   3.28      Bank Accounts
   3.29      Accounts Payable.
   5.7       Employees; Employee Benefits.
   5.11      Acknowledgement of Personal Property.
   5.12      Release of Guarantees and Liens.
   5.17      No Competition with Large Furnace Business
   6.1       Required Consents Agreed Upon by Buyer and Seller.